                                                                     EXHIBIT (b)

                              Pounds 325,000,000

                 MULTICURRENCY MULTI-OPTION FACILITY AGREEMENT

                                    between



                                  PEARSON PLC
                                      and
                                  PEARSON INC.

                             as Original Borrowers



                                  PEARSON PLC

                                  as Guarantor


                                MIDLAND BANK PLC
                                      and
                           UNION BANK OF SWITZERLAND

                                  as Arrangers



                          SAMUEL MONTAGU & CO. LIMITED

                               as  Facility Agent
                                      and
                           Sterling Swing-Line Agent



                                MIDLAND BANK PLC
                                       as
                            Dollar Swing-Line Agent


                                      and

                                    OTHERS



                                Clifford Chance
                                    London

                                   CONTENTS


 CLAUSE                                                          PAGE NO.

                                     PART 1

                                 INTERPRETATION
     1.   Interpretation.............................................   1

                                     PART 2

                                  THE FACILITY

     2.   The Facility...............................................  16
     3.   Purpose....................................................  16
     4.   Conditions Precedent.......................................  16
     5.   Nature of Banks' Obligations...............................  16

                                     PART 3

                          UTILISATION OF THE FACILITY

     6.   Utilisation of the Facility................................  17
     7.   Advances Option in lieu of Bills...........................  19
     8.   Competitive Bid Option.....................................  20

                                     PART 4

                                   THE BILLS

     9.   Acceptance and Discount of Bills...........................  24
     10.  Acceptance Commission......................................  25
     11.  The Bills..................................................  26
     12.  Payment of Bills...........................................  27

                                     PART 5

                                  THE ADVANCES

     13.  Making of Advances.........................................  28
     14.  Interest...................................................  29
     15.  Repayment and Prepayment...................................  30

                                    PART 6

                                 CANCELLATION
     16.   Cancellation............................................... 31

                                    PART 7

                           CHANGES IN CIRCUMSTANCES

     17.   Taxes...................................................... 32
     18.   Tax Receipts and Tax Credits............................... 34
     19.   Increased Costs............................................ 34
     20.   Illegality and Mitigation.................................. 36
     21.   Market Disruption.......................................... 37

                                    PART 8

               REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

     22.   Representations............................................ 39
     23.   Financial Information...................................... 40
     24.   Financial Condition........................................ 43
     25.   Covenants.................................................. 43
     26.   Events of Default.......................................... 46

                                    PART 9

                                   GUARANTEE

     27.   Guarantee.................................................. 50
     28.   Preservation of Rights..................................... 50

                                    PART 10

                        DEFAULT INTEREST AND INDEMNITY

     29.   Default Interest and Indemnity............................. 53

                                    PART 11

                                    PAYMENTS

     30.   Currency of Account and Payment............................ 55
     31.   Payments................................................... 55
     32.   Set-Off.................................................... 57
     33.   Redistribution of Payments................................. 57

                                    PART 12

                           FEES, COSTS AND EXPENSES
     34.  Fees.......................................................  59
     35.  Costs and Expenses.........................................  59

                                    PART 13

                               AGENCY PROVISIONS

     36.  The Agents, the Arrangers and the Banks....................  61

                                    PART 14

                           ASSIGNMENTS AND TRANSFERS

     37.  Benefit of Agreement.......................................  65
     38.  Assignments and Transfers by the Borrowers.................  65
     39.  Assignments and Transfers by Banks.........................  65
     40.  Disclosure of Information..................................  66

                                    PART 15

                                 MISCELLANEOUS

     41.  Acceding and Seceding Borrowers............................  67
     42.  Calculations and Evidence of Debt..........................  67
     43.  Remedies and Waivers.......................................  68
     44.  Partial Invalidity.........................................  68
     45.  Amendments.................................................  68
     46.  Notices....................................................  69
     47.  Counterparts...............................................  70

                                    PART 16

                             LAW AND JURISDICTION

     48.  Law........................................................  71
     49.  Jurisdiction...............................................  71

                                 THE SCHEDULES

The First Schedule
Part I                     :   The Banks
Part II                    :   The Swing-Line Banks
The Second Schedule        :   Form of Transfer Certificate
The Third Schedule         :   Conditions Precedent
The Fourth Schedule        :   Form of Utilisation Request
The Fifth Schedule         :   Timetables
The Sixth Schedule         :   Associated Costs Rate
The Seventh Schedule       :   Form of Borrower Accession Memorandum
The Eighth Schedule        :   Documents to Accompany Borrower Accession Memorandum
The Ninth Schedule         :   Form of Borrower Secession Memorandum
The Tenth Schedule         :   Existing Encumbrances
The Eleventh Schedule
Part I                     :   Form of Competitive Bid Request
Part II                    :   Form of Invitation for Competitive Bid
Part III                   :   Form of Competitive Bid
Part IV                    :   Form of Competitive Bid Utilisation Confirmation Letter
The Twelfth Schedule       :   Form of Power of Attorney

THIS AGREEMENT is made the 25th day of August 1995

BETWEEN

(1)  PEARSON PLC ("PLC");

(2)  PEARSON INC. (together with PLC, the "ORIGINAL BORROWERS");

(3) MIDLAND BANK PLC and UNION BANK OF SWITZERLAND as arrangers of the Facility (the "ARRANGERS");

(4) SAMUEL MONTAGU & CO. LIMITED in its capacity as facility agent for the Banks (the "FACILITY AGENT");

(5) MIDLAND BANK PLC, NEW YORK BRANCH in its capacity as dollar swing-line agent for the Banks (the "DOLLAR SWING-LINE AGENT")

(6) SAMUEL MONTAGU & CO. LIMITED in its capacity as sterling swing-line agent for the Banks (the "STERLING SWING-LINE AGENT"); and

(7)  THE FINANCIAL INSTITUTIONS named in the First Schedule (the "BANKS").


NOW IT IS HEREBY AGREED as follows:

                                    PART 1

                                INTERPRETATION

1.   INTERPRETATION

1.1  In this Agreement:

"ACCEDING BORROWER" means any company which has executed and delivered a Borrower Accession Memorandum, and which has not subsequently ceased to be an Acceding Borrower, pursuant to Clause 41;

"ACCEPTANCE COMMISSION RATE" means:

     (i)  in the case of any Bill accepted pursuant to Clause 6 hereof:

          (a) at all times up to and including the fifth anniversary of the date hereof, an acceptance commission rate of 0.11 per cent. per annum; and

          (b) at all times after and excluding the fifth anniversary of the date hereof, an acceptance commission rate of 0.135 per cent. per annum; and

     (ii) in the case of any Competitive Bill accepted pursuant to Clause 8 hereof, the relevant Competitive Bid Rate for such Bill;

"ADVANCE" means, save as otherwise provided herein, an advance made or to be made by a Bank pursuant to the terms hereof including (unless otherwise provided), without limitation, a Swing-Line Advance and a Competitive Advance;

"AGENTS" means the Dollar Swing-Line Agent, the Sterling Swing-Line Agent and the Facility Agent and "AGENT" means, as the context may require, any one of them;

"APPLICABLE MARGIN" means:

     (i) in relation to any Advance other than a Swing-Line Advance and a Competitive Advance:

           (a) at all times up to and including the fifth anniversary of the date hereof, 0.11 per cent. per annum; and

           (b) at all times after and excluding the fifth anniversary of the date hereof, 0.135 per cent. per annum; and

     (ii) in relation to any Competitive Advance, the relevant Competitive Bid Rate relating thereto;

"ASSOCIATED COSTS RATE" means, in relation to any Advance or unpaid sum denominated in sterling, the rate determined in accordance with the Sixth Schedule;

"AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time LESS its share of the Outstandings at such time and adjusted, for the purposes of a proposed Utilisation only, so as to take into account:

     (i) any reduction in the Commitment of a Bank which will occur prior to or during the Term or Tenor relating to the proposed Utilisation consequent upon a cancellation of the whole or any part of the Commitment of such Bank pursuant to the terms hereof;

     (ii) the aggregate Sterling Amount of any Advances and/or Bills which, pursuant to any other Utilisation, such Bank is then obliged to make or, as the case may be, accept on or before the proposed Utilisation Date relating to such proposed Utilisation; and

     (iii) the aggregate Sterling Amount of any Advances and/or Bills which were made or, as the case may be, accepted by such Bank pursuant hereto and which are due to be repaid or, as the case may be, mature on or before the proposed Utilisation Date relating to such Utilisation,

Provided that such amount shall not be less than zero;

"AVAILABLE FACILITY" means at any time, the aggregate of the Commitments at such time LESS the Outstandings at such time, and adjusted, in the case of a proposed Utilisation only, so as to take into account:

     (i) any reduction in the Commitment of a Bank which will occur prior to or during the Term or Tenor relating to the proposed Utilisation consequent upon a cancellation of the whole or any part of the Commitment of such Bank pursuant to the terms hereof;

     (ii) the aggregate Sterling Amount of any Advances and/or Bills which, pursuant to any other Utilisation, any Banks are then obliged to make or, as the case may be, accept on or before the proposed Utilisation Date relating to such proposed Utilisation; and

     (iii) the aggregate Sterling Amount of any Advances and/or Bills which were made or, as the case may be, accepted by any Banks pursuant hereto and which are due to be repaid or, as the case may be, mature on or before the proposed Utilisation Date relating to such Utilisation;

"AVAILABLE SWING-LINE COMMITMENT" means, in relation to a Swing-Line Bank at any time and save as otherwise provided herein, the lesser of (a) its Swing-Line Commitment LESS its share of the Swing-Line Outstandings at such time and (b) its Available Commitment at such time adjusted (in either case), for the purposes of a proposed Utilisation only, so as to take into account:-

     (i) any reduction in the Swing-Line Commitment or Commitment of a Swing-Line Bank which will occur prior to or during the Term relating to the proposed Utilisation consequent upon a cancellation of the whole or any part of the Swing-Line Commitment or Commitment of such Swing-Line Bank pursuant to the terms hereof;

     (ii) the aggregate Sterling Amount of any Advances or Bills which, pursuant to any other Utilisation, such Swing-Line Bank is then obliged to make or, as the case may be, accept on or before the proposed Utilisation Date relating to such proposed Utilisation; and

     (iii) the aggregate Sterling Amount of any Advances or Bills which were made or, as the case may be, accepted, by such Swing-Line Bank pursuant hereto and which are due to be repaid or, as the case may be, mature on or before the proposed Utilisation Date relating to such Utilisation,

Provided that such amount shall not be less than zero;

"AVAILABLE SWING-LINE FACILITY" means at any time, the lesser of (a) the aggregate of the Swing-Line Commitments LESS the Swing-Line Outstandings at such time and (b) the aggregate of the Available Commitments of the Swing-Line Banks at such time adjusted (in either case), in the case of a proposed Utilisation only, so as to take into account:

     (i) any reduction in the Swing-Line Commitment or Commitment of a Swing-Line Bank which will occur prior to or during the Term or Tenor relating to the proposed Utilisation consequent upon a cancellation of the whole or any part of the Swing-Line Commitment or Commitment of such Swing-Line Bank pursuant to the terms hereof;

     (ii) the aggregate Sterling Amount of any Advances and/or Bills which, pursuant to any other Utilisation, any of the Swing-Line Banks are then obliged to make or, as the case may be, accept on or before the proposed Utilisation Date relating to such proposed Utilisation; and

     (iii) the aggregate Sterling Amount of any Advances and/or Bills which were made or, as the case may be, accepted by the Swing-Line Banks pursuant hereto and which are due to be repaid or, as the case may be, mature on or before the proposed Utilisation Date relating to such Utilisation;

"AUTHORISED SIGNATORY" means, in relation to PLC or any other Borrower, any person whose name and signature appears in any of (a) a certificate referred to in paragraph 1(iii) of the Third Schedule, (b) the certificate referred to in paragraph 3 of the Eighth Schedule and (c) a certificate delivered to the Facility Agent at any time after the date hereof duly executed by a director, the Secretary or any Authorised Signatory of PLC or such Borrower (as the case may be) setting out the names and signatures of person(s) authorised to sign on behalf of PLC or that Borrower (as the case may be) any documents to be delivered by PLC or such Borrower (as the case may be) pursuant hereto or in connection herewith and to make Utilisations hereunder and whose authority has not been revoked by a certificate duly executed by two directors (or any other Authorised Signatory) of PLC or such Borrower (as the case may be) to that effect and delivered to the Facility Agent;

"AUTHORISED VERIFIER" means, in relation to PLC or any other Borrower, any person described as such whose name appears in any of (a) a certificate referred to in paragraph 1(iii) of the Third Schedule, (b) the certificate referred to in paragraph 3 of the Eighth Schedule and (c) a certificate delivered to the Facility Agent at any time after the date hereof duly executed by a director, the Secretary or any Authorised Signatory of PLC or such Borrower (as the case may be) setting out the names of person(s) authorised to verify any notice or communication delivered pursuant to Clause 46.1 by PLC or that Borrower (as the case may be) and whose authority has not been revoked by a certificate duly executed by two directors (or any Authorised Signatory) of PLC or such Borrower (as the case may be) to that effect and delivered to the Facility Agent;

"BILL" means a sterling bill of exchange accepted, or to be accepted, by a Bank hereunder including (unless otherwise provided), without limitation, a Competitive Bill;

"BORROWER ACCESSION MEMORANDUM" means a memorandum to be delivered to the Facility Agent pursuant to Clause 41.1 by PLC and any Acceding Borrower substantially in the form set out in the Seventh Schedule;

"BORROWER SECESSION MEMORANDUM" means a memorandum to be delivered to the Facility Agent pursuant to Clause 41.3 by PLC substantially in the form set out in the Ninth Schedule;

"BORROWERS" means each of the Original Borrowers and any Acceding Borrower and "BORROWER" means any one of them;

"COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part I of the First Schedule;

"COMPETITIVE ADVANCE" means an Advance made or to be made by a Bank pursuant to the bidding procedure described in Clause 8;

"COMPETITIVE BID" means an offer by a Bank to make a Competitive Advance or, as the case may be, accept a Competitive Bill, pursuant to Clause 8 in the form of
Part III of the Eleventh Schedule;

"COMPETITIVE BID RATE" means, in relation to any Competitive Bid made by a Bank pursuant to Clause 8, in the case of a Competitive Advance, the applicable margin or, in the case of a Competitive Bill, the acceptance commission rate offered by the Bank making such Competitive Bid;

"COMPETITIVE BID REQUEST" means a request made pursuant to Clause 8 in the form of Part I of the Eleventh Schedule;

"COMPETITIVE BID UTILISATION CONFIRMATION LETTER" means a confirmation made by a Borrower pursuant to Clause 8 in the form of Part IV of the Eleventh Schedule;

"COMPETITIVE BILL" means a bill accepted or to be accepted by a Bank pursuant to the bidding procedure described in Clause 8;

"CONSOLIDATED INTEREST" means at any time, the net interest payable by the Group as shown in the consolidated profit and loss account included in the latest audited consolidated financial statements of PLC delivered pursuant to Clause 23.1(i) (or, if none, the Original Financial Statements);

"CONSOLIDATED MARKET VALUE" means, in respect of any financial year of PLC (the "RELEVANT YEAR") the sum of A+B where:

A=         (OS X P) + (CS X S)

           where:

"OS" means the aggregate number of ordinary shares in PLC in issue as at the end of the financial year of PLC immediately preceding the Relevant Year (the "PRECEDING YEAR") as shown in the audited consolidated financial statements of the Group for the Preceding Year;

"P" means the mid-market closing price for ordinary shares of PLC on the last business day of the Preceding Year (as published in the Financial Times or in such other source as is agreed between PLC and the Facility Agent);

"CS" means the aggregate number of securities (of whatever kind) issued by any member of the Group which are convertible into ordinary shares of PLC and which are in issue as at the end of the Preceding Year as shown in the audited consolidated financial statements of the Group for the Preceding Year; and

"S" means the weighted average of the mid-market closing prices of each type of convertible security referred to in the definition of "CS" above on the last business day of the Preceding Year (as published in the Financial Times or in such other source as is agreed between PLC and the Facility Agent); and

B=         AB - ACLF

           where:

"AB" means the aggregate amount of borrowings (short, medium and long term) of the Group as at the end of the Preceding Year as shown in the audited consolidated balance sheet of the Group contained in the audited consolidated financial statements of the Group for the Preceding Year; and

"ACLF" means the aggregate amount of cash and liquid funds of the Group as at the end of the Preceding Year as shown in the audited consolidated balance sheet of the Group contained in the audited consolidated financial statements of the Group for the Preceding Year.

"CONSOLIDATED NET TANGIBLE WORTH" means at any time the sum (as determined from the latest audited consolidated financial statements of PLC delivered pursuant to Clause 23.1(i) or, if none, the Original Financial Statements) of the total amount paid up on the share capital of PLC plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves of the Group (including the profit and loss account and any share premium account, but after deducting the amount of all assets of PLC and its subsidiaries which would in accordance with generally accepted accounting principles in the United Kingdom be classified as intangible assets), and (for the avoidance of doubt) excluding
(a) the amount of provisions made in respect of deferred taxation on a consolidated basis and (b) any amounts attributable to minority interests in subsidiaries;

"CONSOLIDATED OPERATING PROFIT" means in respect of any period the operating profit of the Group for such period (as determined from the latest audited consolidated financial statements of PLC delivered pursuant to Clause 23.1(i) or, if none, the Original Financial Statements);

"DOLLAR SWING-LINE ADVANCE" means any dollar advance made or to be made by a Swing-Line Bank pursuant to a Utilisation Request under Clause 6.4;

"DOLLAR SWING-LINE RATE" means at any time, the higher of:-

     (i)  the Dollar Swing-Line Agent's Prime Rate; and

     (ii) the Federal Funds Rate at that time plus 0.25% per annum;

"ELIGIBLE BANK" means a bank whose acceptance of a bill of exchange would, if such bill of exchange was otherwise so eligible, make such bill of exchange eligible for rediscount at the Bank of England;

"ELIGIBLE BILL" means a sterling bill of exchange eligible for rediscount at the Bank of England;

"ELIGIBLE BILL DISCOUNT RATE" means, in respect of any Utilisation Date, the rate (as conclusively determined by the Facility Agent (in the absence of manifest error) at or about 11.00 a.m. on such Utilisation Date) at which Eligible Bills of an equivalent aggregate face amount and a tenor equivalent to the Tenor of the Bills to be discounted by the Facility Agent pursuant to Clause
9.2 can be discounted in the London Discount Market on such Utilisation Date;

"EVENT OF DEFAULT" means any of those events specified in Clause 26.1;

"EXISTING ENCUMBRANCE" means an encumbrance listed in the Tenth Schedule hereto;

"FACILITY" means the multicurrency multi-option facility granted to the Borrowers in this Agreement;

"FACILITY OFFICE" means:

     (i) in relation to the Facility Agent or any Bank (other than in such Bank's capacity as a Swing-Line Bank), each office identified in Part I of the First Schedule (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select; and

     (ii) in relation to the Dollar Swing-Line Agent or any Swing-Line Bank (in relation to a Utilisation by means of Dollar Swing-Line Advances), its office in the United States of America (or the associated offshore office of its office in the United States of America) in the same time zone as New York City identified in Part II of the First Schedule (or in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee), or such other office in the United States of America (or associated offshore office) in the same time zone as New York City as it may from time to time select; and

     (iii) in relation to the Sterling Swing-Line Agent or any Swing-Line Bank (in relation to a Utilisation by means of Sterling Swing-Line Advances), its office in the United Kingdom identified in Part II of the First Schedule (or in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office in the United Kingdom as it may from time to time select;

"FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York; or

     (b) if such rate is not so published for any day which is a business day, the average of the quotations for such transactions received by the Dollar Swing-Line Agent from three federal funds brokers of recognised standing selected by it;

"FINANCE DOCUMENTS" means each of this Agreement, the Bills and any Borrower Accession Memorandum;

"GROUP" means PLC and its subsidiaries from time to time;

"INDICATIVE AMOUNT" means, in relation to any Competitive Bid Request, the aggregate principal amount of the Advances or, as the case may be, the aggregate face amount of the Bills therein requested;

"INSTRUCTING GROUP" means:

     (i) for the purposes of Clauses 26.2 and 26.3 at any time when there are no Advances or Bills outstanding other than Competitive Advances and/or Competitive Bills and an Event of Default has occurred, a Bank or group of Banks to whom an amount in excess of 66 2/3% of the Outstandings is then due or to become due; and

     (ii) at all other times, and save as otherwise provided herein, a Bank or group of Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 66 2/3% of the Total Commitments;

"INVITATION FOR COMPETITIVE BIDS" means an invitation for competitive bids made by a Borrower pursuant to Clause 8 in the form of Part II of the Eleventh Schedule;

"LIBOR" means, in relation to any Advance (other than a Dollar Swing-Line Advance) or unpaid sum, the rate per annum determined by the Facility Agent to be (i) the Screen Rate for the specified period or (ii) (in the event that LIBOR cannot be determined by reference to the Screen Rate) the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest 0.00001 per cent.) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency in which such Advance or unpaid sum is to be denominated and for the specified period at or about 11.00 a.m. on the Quotation Date therefor and, for the purposes of this definition, "SPECIFIED PERIOD" means the Term of such Advance or, as the case may be, the relevant period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

"LIMITED RECOURSE LOAN" means any moneys borrowed or raised for the purpose of financing expenditure on or in connection with any project forming part of the business of any member of the Group, such moneys borrowed or raised not being guaranteed by any member of the Group and only being secured on the assets forming part of, or constituting, the relevant project on terms which provide, inter alia, that:-

     (i) in the event of any default thereunder the creditor(s) shall not be entitled to have recourse for the payment or recovery of any moneys owing thereunder or in respect thereof, to any present or future assets of the member(s) of the Group borrowing or raising such moneys not forming part of the assets so secured; and

     (ii) except for enforcing such security the creditor(s) shall not have any right to take any action against the member(s) of the Group borrowing or raising such moneys or in relation to such member's assets, by proceedings in any court or otherwise, to recover any amounts owing thereunder or in respect thereof;

"MATURITY DATE" means, in relation to any Bill, the last day of the Tenor thereof;

"OPTIONAL CURRENCY" means, any currency (other than sterling and the european currency unit) which is freely transferable and freely convertible into sterling and is available to banks in the London Interbank Market;

"ORIGINAL FINANCIAL STATEMENTS" means, the audited consolidated financial statements of PLC for its financial year ended 31st December 1994;

"OUTSTANDINGS" means, at any time, the aggregate of the Sterling Amounts of:

     (i)   each outstanding Advance; and

     (ii)  each outstanding Bill;

"PERMITTED ENCUMBRANCE" means any Existing Encumbrance and any other encumbrance:

     (i) created after the date hereof by a member of the Group incorporated outside the United Kingdom over any property of such member outside the United Kingdom solely for the purpose of securing financial indebtedness incurred by such member for the purpose of its business or that of its subsidiaries but only if the amount of such borrowings (or the equivalent thereof in sterling at the relevant time) when aggregated with the total amount secured by any other subsisting encumbrances permitted by this sub-paragraph (i) does not exceed Pounds 50,000,000;

     (ii) created by a member of the Group to secure any Limited Recourse Loan made to such member or any other member of the Group;

     (iii) created by a member of the Group in respect of which the prior written consent of an Instructing Group has been obtained;

     (iv) arising by virtue of any right on the part of any bank to apply any part of any credit balance(s) representing any moneys standing to the credit of any bank account of any member of the Group in the books of such bank in discharge or satisfaction of any part of any debit balance(s) of any bank account of any member of the Group in the books of such bank;

     (v)   any encumbrance:-

           (a) created by a member of the Group prior to its becoming a member of the Group; or

           (b) created over an asset acquired by a member of the Group prior to its acquisition and subject to which such acquisition was made

           Provided that (1) such encumbrance was not created in contemplation of such company becoming a member of the Group or, as the case may be, the acquisition of such asset and (2) the amount thereby secured was not increased in contemplation of such company becoming a member of the Group or, as the case may be, the acquisition of such asset; and

     (vi) any other encumbrance created after 31st December, 1994 over any property of a member of the Group but only if the amount of financial indebtedness secured thereby (or its equivalent in sterling at the relevant time) when aggregated with the total amount secured by any other subsisting encumbrances permitted by this sub-paragraph (vi) does not exceed the greater of:-

               (a)  15% of Consolidated Net Tangible Worth; and

               (b)  Pounds 75,000,000;

"POTENTIAL EVENT OF DEFAULT" means, any event which would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof), if not remedied or waived within any applicable time limit, an Event of Default;

"PRIME RATE" means, for any day, the rate per annum which is the prime rate of the Dollar Swing-Line Agent in New York City, from time to time, in force on such date;

"PRINCIPAL SUBSIDIARY" means at any time:-

     (i) any subsidiary of PLC whose unconsolidated profit before interest, tax and extraordinary items (as determined by reference to the latest audited financial statements of that subsidiary) is not less than five per cent (5%) of Consolidated Operating Profit; and

     (ii)  Pearson Inc;

"PROPORTION" means, in relation to a Bank either:-

     (i)   the proportion borne by its Commitment to the Total Commitments; or

     (ii) at any time when the Total Commitments are zero, the proportion borne by its share of the Outstandings to the Outstandings;

"QUALIFYING BANK" means a person which is recognised by the Inland Revenue as carrying on a bona fide banking business in the United Kingdom for the purposes of Section 349 of the Income and Corporation Taxes Act 1988;

"QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

"REFERENCE BANKS" means the principal London offices of Midland Bank PLC, Union Bank of Switzerland and Deutsche Bank AG or such other bank or banks as may from time to time be agreed between PLC and an Instructing Group;

"REPAYMENT DATE" means, in relation to any Advance, the last day of the Term thereof;

"REQUESTED AMOUNT" means, in relation to any Utilisation Request or Competitive Bid Utilisation Confirmation Letter, the aggregate principal amount of the Advances or, as the case may be, the aggregate face amount of the Bills therein requested;

"SCREEN RATE" means either (i) the arithmetic mean (rounded upwards if not already such a multiple, to the nearest 0.00001 per cent.) of the offered rates (if any) appearing on page 3740 or page 3750 of the Telerate Screen (or such other page or service as may replace such pages on such system for this purpose) which displays British Bankers Association Interest Settlement Rates for deposits in the currency in which the relevant Advance or unpaid sum is to be denominated at or about 11.00 a.m. on the Quotation Date therefor or (ii) (in the case of an Advance or unpaid sum denominated in Hong Kong Dollars) the arithmetic mean (rounded upwards if not already such a multiple, to the nearest
0.00001 per cent.) of the offered rates (if any) appearing on page HIBO of the Reuters Screen (or such other page or service as may replace such page on such system for this purpose) which displays Hong Kong Interbank Offered Rates for deposits in Hong Kong dollars at or about 11.00 a.m. on the Quotation Date therefor;

"STERLING AMOUNT" means:

     (i) in relation to any Advance, Indicative Amount or Requested Amount, the principal amount thereof or, if such Advance, Indicative Amount or Requested Amount is not denominated in sterling, the equivalent of such amount in sterling calculated as at the date of the relevant Utilisation Request, Competitive Bid Request or, as the case may be, Competitive Bid Utilisation Letter; and

     (ii)  in relation to any Bill, the face amount thereof;

"STERLING SWING-LINE ADVANCE" means any sterling advance made or to be made by a Sterling Swing-Line Bank pursuant to a Utilisation Request under Clause 6.4;

"STERLING SWING-LINE RATE" means, at any time, the aggregate of:

     (i)   LIBOR;

     (ii)  0.25% per annum; and

     (iii) the Associated Costs Rate applicable thereto;

"SWING-LINE ADVANCE" means a Dollar Swing-Line Advance or a Sterling Swing-Line Advance as the context may require;

"SWING-LINE BANK" means a Bank whose name appears in Part II of the First Schedule;

"SWING-LINE COMMITMENT" means, in relation to a Swing-Line Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part II of the First Schedule;

"SWING-LINE OUTSTANDINGS" means, at any time, the aggregate of the Sterling Amounts of the outstanding Swing-Line Advances;

"SWING-LINE RATE" means the Dollar Swing-Line Rate or the Sterling Swing-Line Rate as the context may require;

"TENOR" means, in relation to any Bill, the period from the Utilisation Date on which it is accepted until its maturity as specified in the Utilisation Request or Competitive Bid Request relating thereto;

"TERM" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Utilisation Request or Competitive Bid Request relating thereto;

"TERMINATION DATE" means the seventh anniversary of the date hereof;

"TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments at such time;

"TRANSFER CERTIFICATE" means a certificate substantially in the form set out in the Second Schedule signed by a Bank and a Transferee whereby:

     (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 39; and

     (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 39.3;

"TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

"TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder in accordance with Clause 39;

"UTILISATION" means a utilisation of the Facility hereunder;

"UTILISATION DATE" means the date of a Utilisation being the date on which the Advances in respect thereof are to be made or the Bills in respect thereof are to be accepted;

"UTILISATION REQUEST" means a notice given to the Facility Agent pursuant to Clause 6.1 or, as the case may be, Clause 6.4 substantially in the form set out in the Fourth Schedule; and

"1988 FACILITY" means the transferable multi-option facility agreement dated 10th February, 1988 between Pearson plc and Pearson Inc. as borrowers, Samuel Montagu & Co. Limited as agent and others.

1.2  Any reference in this Agreement to:

an "AGENT", an "ARRANGER" or any "BANK" shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London or, in the case of any Dollar Swing-Line Advance, in London and New York City or if such reference relates to a date for the payment or purchase of any sum denominated in an Optional Currency, in London and the principal financial centre of the country of such Optional Currency;

a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien (other than a lien arising by operation of law), security interest, conditional sale or other title retention agreement or other encumbrance securing any obligation of any person;

the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 9.15 a.m. on such date for the purchase of the first currency with the second currency;

"FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including, without limitation, by means of acceptances, deposits and finance leases and any liability evidenced by bonds, debentures, notes or similar instruments);

a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a non-business day, it shall end on the next business day unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the calendar month in which that period ends, that period shall end on the last business day in that later month;

a "PART" shall, subject to any contrary indication, be construed as a reference to a part hereof;

a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

a "SUBSIDIARY" of a person means any other person which:

     (a) is a subsidiary of that person within the meaning of Section 736 of the Companies Act 1985; and

     (b) for the purposes of Clauses 22.1(vii), 23 and 24, the defined terms used therein and all other references herein to the Original Financial Statements or any other financial statements of PLC and its subsidiaries or of the Group, is a subsidiary undertaking of that person within the meaning of Section 258 of the Companies Act 1985;

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "WINDING-UP", "DISSOLUTION", "ADMINISTRATION" or "ADMINISTRATIVE RECEIVERSHIP" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business.

1.3 "$" and "DOLLARS" denote lawful currency of the United States of America, "(Pounds)" and "STERLING" denote lawful currency of the United Kingdom.

1.4  Save where the contrary is indicated, any reference in this Agreement to:

        (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

        (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

        (iii) a time of day shall be construed as a reference to London time.

1.5  Clause, Part and Schedule headings are for ease of reference only.

1.6 There are set out in the Fifth Schedule timetables of certain of the procedures provided for in this Agreement. For the purpose of construction, any reference herein to a "specified time" shall be construed as a reference to the relevant time set forth in the relevant timetable.

1.7 All expressions used in the definitions contained in Clause 24 which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United Kingdom (as used in the Group's latest audited consolidated financial statements delivered pursuant to Clause 23.1(i) hereof, or, if none, the Original Financial Statements).

                                    PART 2

                                 THE FACILITY

2.   THE FACILITY

The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a multicurrency multi-option facility (incorporating a competitive bid option) in an aggregate amount of (Pounds)325,000,000 or its equivalent from time to time in Optional Currencies, a maximum amount of (Pounds)150,000,000 (or its equivalent) of which is available as dollar swing-line advances or sterling swing-line advances.

3.   PURPOSE

3.1 The Facility is intended for general corporate purposes including (without limitation) the refinancing of amounts outstanding under existing facilities (including the 1988 Facility) and the provision of back-up financing in relation to dollar and sterling commercial paper facilities and accordingly, each of the Borrowers shall apply all amounts raised by it hereunder in or towards satisfaction of such general corporate purposes.

3.2 Without prejudice to the obligations of the Borrowers under Clause 3.1, none of the Agents, the Arrangers and the Banks shall be obliged to concern themselves with the application of amounts raised by any of the Borrowers hereunder.

4.   CONDITIONS PRECEDENT

None of the Borrowers may deliver any Utilisation Request or Competitive Bid Request hereunder unless the Facility Agent has confirmed to PLC and the Banks that it has received all of the documents and other evidence listed in the Third Schedule and that each is, in form and substance, satisfactory to the Facility Agent.

5.   NATURE OF BANKS' OBLIGATIONS

5.1  The obligations of each Bank hereunder are several.

5.2 The failure by a Bank to perform its obligations hereunder shall not affect the rights of any Borrower against such Bank in relation to such failure or the obligations of PLC or any of the other Borrowers towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform that Bank's obligations hereunder.

                                    PART 3

                          UTILISATION OF THE FACILITY

6.   UTILISATION OF THE FACILITY

6.1 Save as otherwise provided herein, any Borrower (being, in the case of a Utilisation by means of Bills, incorporated in the United Kingdom) may from time to time utilise the Facility by means of Advances (other than Swing-Line Advances which are dealt with in Clause 6.4 and Competitive Advances which are dealt with in Clause 8) or Bills (other than Competitive Bills which are dealt with in Clause 8) by delivering to the Facility Agent by no later than the specified time a duly completed Utilisation Request therefor.

6.2  Each Utilisation Request delivered to the Facility Agent pursuant to Clause
6.1 shall be irrevocable and shall specify:

     (i)   whether the Utilisation is to be by means of Advances or Bills;

     (ii)  the proposed Utilisation Date which shall be a business day;

     (iii) in the case of a Utilisation Request for Advances, the currency of denomination of the proposed Advances, which shall be sterling or an Optional Currency;

     (iv)  the Requested Amount which shall be:

           (a) in the case of a Utilisation by means of Advances denominated in sterling or Bills, an amount which does not exceed the Available Facility for such Utilisation and which, if less than the Available Facility for such Utilisation, is a minimum amount of (Pounds)10,000,000 and an integral multiple of (Pounds)1,000,000 (or such other integral multiple as PLC and the Facility Agent may agree); and

           (b) in the case of a Utilisation by means of Advances denominated in an Optional Currency, an amount in such Optional Currency, the Sterling Amount of which does not exceed the Available Facility for such Utilisation, and which, if the Sterling Amount is less than the Available Facility for such Utilisation, is in a minimum Sterling Amount of (Pounds)10,000,000 and is an integral multiple of 1,000,000 of the largest currency unit of such Optional Currency (or such other integral multiple as PLC and the Facility Agent may agree);

     (v)   the Term or Tenor in question, being:

          (a) in respect of Advances (and subject to Clause 7.2), a period of 14 days, one, two, three, four, five or six months (or such other period as may be agreed between the Banks and the relevant Borrower);

           (b) in respect of Bills, a period of between 7 days and 187 days,

           which will begin on the proposed Utilisation Date and end on a business day which is or precedes the Termination Date; and

     (vi) the account to which the proceeds of the proposed Utilisation are to be paid.


6.3 If and whenever, on the occasion of a Utilisation, the Banks are required to make Advances or accept Bills pursuant to the foregoing Clauses of this Clause 6, the aggregate principal Sterling Amount of the Advances to be so made or, as the case may be, the aggregate face amount of the Bills to be so accepted shall be allocated to, and apportioned among, the Banks rateably to their respective Available Commitments for such Utilisation.

6.4 Save as otherwise provided herein, any Borrower may from time to time request the making of a Dollar Swing-Line Advance or a Sterling Swing-Line Advance under the Facility by delivering to the Facility Agent (with a copy to the Dollar Swing-Line Agent or, as the case may be, the Sterling Swing-Line Agent) a duly completed Utilisation Request therefor by no later than the specified time.

6.5 Each Utilisation Request delivered pursuant to Clause 6.4 shall be irrevocable and shall specify:

     (i) whether the Utilisation is to be by means of Dollar Swing-Line Advances or Sterling Swing-Line Advances;

     (ii)  the proposed Utilisation Date which shall be a business day;

     (iii) the Requested Amount (a) the Sterling Amount of which shall be an amount which does not exceed the Available Swing-Line Facility for such Utilisation and (b) which shall be a minimum of Pounds 10,000,000 (or, in the case of a Dollar Swing-Line Advance, $10,000,000) and an integral multiple of Pounds 1,000,000 (or, in the case of a Dollar Swing-Line Advance, $1,000,000) (or, in each case, such other integral multiple as PLC and the Facility Agent may agree);

     (iv) the Term (which shall not exceed 7 days and which shall begin on the proposed Utilisation Date and end on a business day which is or which precedes the Termination Date); and

     (v) the account to which the proceeds of the proposed Utilisation are to be paid.

6.6 In respect of each Utilisation by means of Dollar Swing-Line Advances, each Swing-Line Bank shall (subject as provided in Clause 13), no later than the specified time on the Utilisation Date relating thereto:

     (i) through its Facility Office make, or procure to be made, its Dollar Swing-Line Advance available to the Dollar Swing-Line Agent in accordance with Clause 6.8; and

     (ii) advise the Dollar Swing-Line Agent by telephone or telex of the Federal Reserve Bank wire number effecting the transfer required by
           (i) above.

6.7 In respect of each Utilisation by means of Sterling Swing-Line Advances, each Swing-Line Bank shall (subject as provided in Clause 13), no later than the specified time on the Utilisation Date relating thereto through its Facility Office make, or procure to be made, its Sterling Swing-Line Advance available to the Sterling Swing-Line Agent in accordance with Clause 6.8.

6.8 Each Swing-Line Bank will participate through its Facility Office in each Swing-Line Advance made pursuant to this Clause 6 in the proportion borne by its Available Swing-Line Commitment to the Available Swing-Line Facility immediately prior to making the Swing-Line Advance.

6.9 Each Bank shall in respect of any Utilisation hereunder, subject to the terms hereof, be obliged, through its Facility Office, to make an Advance or, subject to Clause 7, accept a Bill on the proposed Utilisation Date in a principal amount or, as the case may be, a face amount equal to the amount allocated to it pursuant to this Clause 6.

6.10 The Facility Agent in the case of Advances (other than Swing-Line Advances) and Bills, the Dollar Swing-Line Agent in the case of Dollar Swing-Line Advances and the Sterling Swing-Line Agent in the case of Sterling Swing-Line Advances, shall not later than the specified time notify each Bank of the principal amount or, as the case may be, the face amount allocated to it pursuant to this Clause 6.

6.11 If a Bank has been notified pursuant to Clause 6.10 that it is to accept Bills, it may, no later than the specified time, notify the Facility Agent that it does not wish the Facility Agent to arrange for the discounting of the Bills in question.

6.12 If a Bank's Commitment or Swing-Line Commitment is reduced, in accordance with the terms hereof, after the Facility Agent has received a Utilisation Request or made an allocation hereunder then such part of the proposed Utilisation as is attributable to that Bank and exceeds its Available Commitment or, as the case may be, its Available Swing-Line Commitment, (as so reduced) shall not be made and the amount of such Utilisation shall be reduced accordingly.

7.   ADVANCES OPTION IN LIEU OF BILLS

7.1 Notwithstanding that any Borrower has in any Utilisation Request delivered pursuant to Clause 6 made a request for a Utilisation by means of Bills, any Bank may by no later than the specified time notify the Facility Agent by telephone (to be confirmed no later than the specified time by telex, telefax or letter) that it is unable to accept such Bills by virtue of any Bank of England restriction relating to the acceptance of bills of exchange placed on it and, as a result, wishes to elect to make an Advance instead, in which case it shall, if it would otherwise be required to accept Bills pursuant to Clause 9, not be obliged to do so, but instead be required to make an Advance (other than a Swing-Line Advance) in accordance with Clause 7.2. If the Facility Agent is not so notified by any Bank by the specified time then such Bank shall (and the Facility Agent may assume that it shall), if required to do so under Clause 9, be obliged to accept Bills in respect of the Utilisation in question.

7.2 A Bank required to make an Advance under Clause 7.1 shall make such Advance in an amount equal to the aggregate face amount of the Bills which it would, except for Clause 7.1, be required to accept hereunder and having a Term equal to the Tenor of such Bills.

8.   COMPETITIVE BID OPTION

8.1 In addition to Advances and Bills requested under Clause 6.1, a Borrower (being in the case of a Utilisation by means of Competitive Bills, incorporated in the United Kingdom) may, as set forth in this Clause 8 request the Banks to make offers to make Competitive Advances or to accept Competitive Bills. The Banks may, but shall have no obligation to, make such offers, and the relevant Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in the following provisions of this Clause 8 (and may, by notice to the Banks through the Facility Agent given by the specified time as provided in Clause 8.9, require the Banks to make Advances and/or accept Bills in lieu of any Competitive Advances or Competitive Bills requested).

8.2 If a Borrower wishes to request offers to make Competitive Advances or to accept Competitive Bills under this Clause 8, it shall deliver a Competitive Bid Request to the Facility Agent, to be received by the Facility Agent no later than the specified time, specifying:

        (i) whether the request relates to Competitive Advances or Competitive Bills;

        (ii)   the proposed Utilisation Date, which shall be a business day;

        (iii) in the case of a request relating to Competitive Advances, the currency of denomination of the proposed Competitive Advances, which shall be sterling or an Optional Currency;

        (iv)   the Indicative Amount which shall be:

               (a) in the case of Competitive Advances denominated in sterling or Bills, an amount which does not exceed the Available Facility for such Utilisation and which, if less than the Available Facility for such Utilisation is a minimum amount of Pounds 10,000,000 and an integral multiple of Pounds 1,000,000 (or such other integral multiple as PLC and the Facility Agent may agree); and

               (b) in the case of a Utilisation by means of Competitive Advances denominated in an Optional Currency, an amount in such Optional Currency the Sterling Amount of which does not exceed the Available Facility for such Utilisation, and which, if the Sterling Amount is less than the Available Facility for such Utilisation, is in a minimum Sterling Amount of Pounds 10,000,000 and is an integral multiple of 1,000,000 of the largest currency unit of such Optional Currency (or such other integral multiple as PLC and the Facility Agent may agree); and

         (v)   the Term or Tenor in question being:

               (a) in respect of Competitive Advances, a period of 14 days, one, two, three, four, five or six months or such other period as may be required; and

               (b) in respect of Competitive Bills, a period of between 7 days and 187 days;

               which will begin on the proposed Utilisation Date and end on a business day which is or which precedes the Termination Date.

8.3 Promptly after its receipt of a Competitive Bid Request conforming to the requirements of Clause 8.2 (but, in any event, no later than the specified time) the Facility Agent shall send to each of the Banks an Invitation for Competitive Bids which shall constitute an invitation by the relevant Borrower to each such Bank to bid, on the terms and conditions of this Agreement, to make Competitive Advances or, as the case may be, accept Competitive Bills pursuant to the Competitive Bid Request.

8.4 Each Bank may submit a Competitive Bid containing an offer to make Competitive Advances or, as the case may be, accept Competitive Bills in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Clause 8.4 and must be submitted to the Facility Agent not later than the specified time PROVIDED that any Competitive Bid submitted by the Facility Agent in its capacity as a Bank may only be submitted if the Facility Agent notifies the relevant Borrower of the terms of the offer contained therein not later than the close of business on the business day preceding the deadline for the other Banks. A Competitive Bid submitted by a Bank pursuant to this Clause 8.4 shall be irrevocable and shall specify:-

         (i)   the date of the proposed Utilisation;

         (ii) the aggregate principal amount of the Competitive Advances or, as the case may be, Competitive Bills for which such offer is being made, which principal amount (a) may be an amount the Sterling Amount of which is greater than the Available Commitment of the bidding Bank but may not be greater than the Indicative Amount and (b) must be in a minimum principal amount of Pounds 1,000,000 or a multiple of Pounds 1,000,000 in excess thereof (or, in the case of a Utilisation by means of Competitive Advances denominated in an Optional Currency, must be in a minimum Sterling Amount of Pounds 1,000,000 and be an integral multiple of 1,000,000 of the largest currency unit of such Optional Currency (or such other integral multiple as PLC and the Facility Agent may agree));

         (iii) the Competitive Bid Rate offered for the relevant Competitive Advance or Competitive Bills; and

         (iv)  the identity of the bidding Bank.

8.5 The Facility Agent shall promptly (and, in any event, by no later than the specified time) notify the relevant Borrower, by telephone (confirmed by telefax), whether or not any Competitive Bids have been received and of all of the valid Competitive Bids (if any) made in response to such Invitation for Competitive Bids (excluding any bids disregarded by reason of not complying with Clause 8.4), listing the Competitive Bid Rate and the principal amount of each Competitive Advance or, as the case may be, the Competitive Bid Rate and the face amount of each Competitive Bill in respect of which a Competitive Bid was made and the identity of the Bank that made each bid.

8.6 The relevant Borrower shall at its sole discretion and after it has received the information referred to in Clause 8.5 notify the Facility Agent no later than the specified time by telephone confirmed immediately thereafter by telefax in the form of a Competitive Bid Utilisation Confirmation Letter, whether or not it wishes to proceed with a Utilisation in respect of the relevant Competitive Bid Request and if so the Requested Amount thereof provided that:

     (i) if the relevant Borrower fails to give such notice by the specified time it shall be deemed to have elected not to proceed with a Utilisation in respect of the relevant Competitive Bid Request and to have rejected all the bids referred to in Clause 8.5; and

     (ii) the Requested Amount specified in any Competitive Bid Utilisation Confirmation Letter shall be an amount which complies with the requirements of Clause 8.2(iv) and may not exceed the Indicative Amount specified in the relevant Competitive Bid Request.

A notice given by a Borrower pursuant to this Clause 8.6 shall be irrevocable.

8.7 After receipt of a Competitive Bid Utilisation Confirmation Letter indicating that the relevant Borrower wishes to proceed with a Utilisation in respect of the relevant Competitive Bid Request, Competitive Bids (if any) made by the Banks whose Competitive Bid Rates are less than or equal to the Applicable Margin or, as the case may be, the Acceptance Commission Rate shall be accepted by the Facility Agent on behalf of the relevant Borrower in ascending order of the Competitive Bid Rates bid for the Competitive Bills or Competitive Advances (as the case may be) the subject of the relevant Competitive Bid Request up to an aggregate amount equal to the Requested Amount specified in the relevant Competitive Bid Utilisation Confirmation Letter Provided that:

     (i) if there is a Competitive Bid which would not on this basis be accepted in full then such Competitive Bid shall be partially accepted in an amount which when aggregated with the amount of all other Competitive Bids accepted is equal to the Requested Amount or, where such partially accepted Competitive Bid relates to Competitive Bills, in such other amount as the Facility Agent considers necessary to ensure that the face amount of each such Competitive Bill is not less than Pounds 250,000 (or such lesser amount as PLC and the Facility Agent may agree), an integral multiple of Pounds 50,000 (or such other amount as PLC and the Facility Agent may agree) and does not exceed Pounds 1,000,000; or

     (ii) if there are two or more Competitive Bids with the same Competitive Bid Rates which would not on this basis be accepted in full then each such Competitive Bid shall be partially accepted by the Facility Agent on behalf of the relevant Borrower in the proportion which the Competitive Bid in question bears to the aggregate of such Competitive Bids and, where such partially accepted Competitive Bids relate to Competitive Bills, with such rounding upwards or downwards as the Facility Agent considers necessary in order to ensure that the face amount of each Competitive Bill is not less than Pounds 250,000 (or such other amount as PLC and the Facility Agent may agree), an integral multiple of Pounds 50,000 (or such other amount as PLC and the Facility Agent may agree) and does not exceed Pounds 1,000,000.

8.8 The Facility Agent shall promptly (and, in any event, by no later than the specified time) notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance or, as the case may be, to accept the Competitive Bills in respect of which its bid has been accepted.

8.9 In the event that no Competitive Bids are accepted under Clause 8.7 or the aggregate amount of the Competitive Bids accepted under Clause 8.7 is less than the Requested Amount specified in such Competitive Bid Utilisation Confirmation Letter, such Competitive Bid Utilisation Confirmation Letter shall automatically and without the requirement for any further action by the relevant Borrower be deemed to constitute a Utilisation Request made by the relevant Borrower requiring the Banks to make Advances or, as the case may be, to accept Bills (with the same Utilisation Date, currency and Term or Tenor as specified in the relevant Competitive Bid Request) in an aggregate amount equal to the shortfall between such Requested Amount and the aggregate of the principal or face amounts of the Competitive Advances or, as the case may be, the Competitive Bills in respect of which Competitive Bids have been accepted under Clause 8.7 (or, in such lesser amount in the case of Bills, as the Facility Agent considers necessary to ensure that the face amount of each such Bill is not less than Pounds 250,000 (or such lesser amounts as PLC and the Facility Agent may agree), an integral multiple of Pounds 50,000 (or such other amount as PLC and the Facility Agent may agree) and does not exceed Pounds 1,000,000). Such a Utilisation Request shall be treated as if it were delivered in accordance with the provisions of Clause 6.1 and the making of such Advances or the acceptance of such Bills (as the case may be) shall accordingly proceed as provided for in Clause 6 provided that the provisions of Clause 6.2(iv) relating to minimum amounts and integral multiples shall not apply thereto.

                                    PART 4

                                   THE BILLS

9.   ACCEPTANCE AND DISCOUNT OF BILLS

9.1 If the Facility Agent notifies any Bank in accordance with Clause 6.10 or Clause 8.8 that it is to accept any Bills (and such Bank does not elect to make an Advance pursuant to Clause 7), the Facility Agent shall, by the specified time, deliver to such Bank Bills in the requisite amount duly drawn by the Borrower whose Bills are to be accepted and duly completed on behalf of such Borrower in accordance with Clause 11. Such Bank shall endorse and accept such Bills and shall, subject to Clause 9.4, return the same to the Facility Agent (or, if so specified by the Facility Agent, to the Facility Agent's account with the Central Moneymarkets Office) at such Bank's own risk by the specified time.

9.2  If on the proposed Utilisation Date relating to any Bills:

     (i) sterling bills of exchange drawn on and accepted by Eligible Banks can then be discounted in the London Discount Market;

     (ii) the Facility Agent has been able to determine the Eligible Bill Discount Rate applicable thereto or, if applicable, an alternative basis rate in substitution therefor pursuant to Clause 21.1(c);

     (iii) no Event of Default or Potential Event of Default has occurred which has not been remedied or waived pursuant to Clause 45;

     (iv) the representations set out in Clause 22 are true on and as of such Utilisation Date; and

     (v) the proposed Utilisation would not result in there being Advances and Bills outstanding which have been made or accepted pursuant to fifteen (15) or more Utilisations under the Facility,

the Facility Agent shall, subject to Clauses 9.3 and 9.4, either offer such Bills for discount in the London Discount Market at the Eligible Bill Discount Rate for such Utilisation Date or, at the Facility Agent's discretion, elect, no later than the specified time, to purchase all or any of such Bills as principal for an amount equal to the amount which it would have received had it arranged for the discounting of such Bills at such Eligible Bill Discount Rate. The Facility Agent will notify such Eligible Bill Discount Rate by no later than the specified time to the Borrower whose Bills are being accepted and each Bank which is to discount Bills pursuant to Clause 9.3 or 9.4. If, on any proposed Utilisation Date, the conditions set forth in Clause 9.2(i) to (v) have not been complied with, then the proposed Utilisation shall not be made and any Bills accepted by the Banks in respect of such proposed Utilisation shall be cancelled and the respective obligations of the parties in relation thereto shall be terminated.

9.3 If, on any occasion, the Facility Agent does not exercise its discretion to purchase any or all of the Bills accepted by any Bank and it is unable to arrange for such Bills to be discounted in the London Discount Market at the Eligible Bill Discount Rate, it shall promptly notify such Bank to such effect and with an accompanying notice to such Bank, it will instruct the Central Moneymarkets Office at the Bank of England to transfer such Bills to the account of such Bank or such Bank's agent and return such Bills to such Bank, whereupon:

     (i) such Bank shall itself discount or arrange for the discounting of such Bills and such Bills shall be deemed to have been so discounted at the Eligible Bill Discount Rate notified by the Facility Agent pursuant to Clause 9.2 (whether or not such Bank is able so to discount such Bills); and

     (ii) such Bank shall, in relation to such Bills, pay to the Facility Agent on the relevant Utilisation Date an amount equal to the amount which the Facility Agent would have received had the Facility Agent itself arranged for the discounting of such Bills at such rate (but after deducting and retaining for its own account all acceptance commission payable by the relevant Borrower to such Bank pursuant to Clause 10).

9.4 If, on any occasion, a Bank has specified in a notice given by it to the Facility Agent pursuant to Clause 6.11 that it does not wish the Facility Agent to arrange for the discounting of the Bills in question, such Bank shall not return such Bills to the Facility Agent in accordance with Clause 9.1 and, if the conditions set forth in Clause 9.2(i) to (v) have been complied with:

     (i) such Bills shall be deemed to have been so discounted at the Eligible Bill Discount Rate notified pursuant to Clause 9.2 (whether or not such Bank is able so to discount such Bills); and

     (ii) such Bank shall, in relation to such Bills, pay to the Facility Agent on the relevant Utilisation Date an amount equal to the amount which the Facility Agent would have received had the Facility Agent itself arranged for the discounting of such Bills at such Eligible Bill Discount Rate (but after deducting and retaining for its own account all acceptance commission payable by the relevant Borrower to the Facility Agent for the account of such Bank pursuant to Clause 10).

9.5 The Facility Agent will account to the relevant Borrower for all proceeds of deemed discounting or discounting received by it pursuant to Clauses 9.2, 9.3 and 9.4 and, if applicable, the purchase price payable by the Facility Agent as principal pursuant to Clause 9.2 but after deducting and paying to the Banks the acceptance commission payable to them pursuant to Clause 10 (to the extent not already deducted and retained by them pursuant to Clause 9.3 or Clause 9.4).

10.  ACCEPTANCE COMMISSION

The relevant Borrower whose Bills are accepted hereunder shall be obliged, on the day such Bills are accepted, to pay to the Facility Agent for the account of each Bank which accepts its Bills under Clause 9.1 an acceptance commission in sterling at the Acceptance Commission Rate on the face amount thereof and for the Tenor thereof.

11.  THE BILLS

11.1 The relevant Borrower shall ensure upon delivery of any Utilisation Request for a Utilisation by means of Bills that the Facility Agent has a sufficient stock of blank unsigned Bills to enable it to proceed with such Utilisation. Such Borrower shall also, prior to delivery by it of its first Utilisation Request for Bills, provide the Facility Agent with a power of attorney in the form of the Twelfth Schedule or in such other form as the Facility Agent may require authorising the Facility Agent to prepare, complete and sign Bills consistently with any proposed Utilisation (subject as provided herein) and on such Borrower's behalf to present the same to the Banks for acceptance.

11.2 Each Bill supplied to the Facility Agent by the relevant Borrower for the purpose set out in Clause 11.1 shall:

     (i) be claused in such manner as to comply with the Bank of England's requirements for Eligible Bills current at the time;

     (ii)  be undated; and

     (iii) have the maturity date, amount and drawee left blank.

11.3 The Facility Agent shall (i) prepare and complete Bills on behalf of the relevant Borrower by (a) dating such Bills with the issue and maturity dates,
(b) signing such Bills on behalf of such Borrower, (c) inserting the name of the relevant Bank as drawee and (d) inserting the face amount of each Bill in a manner consistent with allocations under Clause 6 or Clause 8, as the case may be, and (ii) deliver the same to Banks for acceptance Provided that the face amount of each Bill shall not exceed Pounds 1,000,000.

11.4 The relevant Borrower shall give to the Facility Agent and each Bank which has accepted a Bill on its request such information relating to the underlying trade transaction to which such Bill relates as the Facility Agent or such Bank, through the Facility Agent, may reasonably request to confirm that such Bill is an Eligible Bill.

11.5 The Facility Agent hereby agrees:-

     (i) only to prepare, complete and sign the Bills in accordance with Clause 11.3; and

     (ii) to indemnify each Borrower and hold it harmless against all or any proceedings, actions, claims and demands which may be brought or made against such Borrower and all losses, costs, charges, damages and expenses which such Borrower may incur or sustain or for which such Borrower may become liable by reason of the completion by the Facility Agent of Bills otherwise than in accordance with Clause 11.3.

12.  PAYMENT OF BILLS

On the Maturity Date of each Bill the Borrower which drew such Bill shall pay to the Facility Agent, for account of the Bank which accepted such Bill, an amount in sterling equal to the face amount of such Bill.

                                    PART 5

                                 THE ADVANCES

13.  MAKING OF ADVANCES

13.1 If any of the Facility Agent, the Dollar Swing-Line Agent or the Sterling Swing-Line Agent notifies any Bank in accordance with Clause 6 or Clause 8.8 that it is to make any Advance (or if any Bank notifies the Facility Agent in accordance with Clause 7 that it wishes to make an Advance), and if on the proposed Utilisation Date relating to such an Advance:

         (i) the event mentioned in Clause 21.1(i) has not occurred or an alternative basis rate in substitution for LIBOR has been determined pursuant to Clause 21.1(c);

         (ii) no Event of Default or Potential Event of Default has occurred which has not been remedied or waived pursuant to Clause 45;

         (iii) the representations set out in Clause 22 are true on and as of such Utilisation Date;

         (iv) the proposed Utilisation would not result in there being Advances and Bills outstanding which have been made or accepted pursuant to fifteen (15) or more Utilisations under the Facility; and

         (v) in the case of a Dollar Swing-Line Advance, no other Utilisation Request has been delivered to the Dollar Swing-Line Agent for a Utilisation on that Utilisation Date,

then, on such Utilisation Date, such Bank shall, save as otherwise provided herein, make such Advance through its Facility Office to the Borrower that requested such Advance.

13.2 If on the proposed Utilisation Date on which any Advances are to be made to any Borrower by any of the Banks, any Bank does not wish to make an Advance to such Borrower by reason of such Borrower being incorporated in a jurisdiction other than within the United Kingdom where such Borrower would be obliged to make a payment hereunder after making a deduction or withholding for or on account of tax, and where in the reasonable opinion of such Bank it would be unlawful for such Borrower to comply fully with the provisions of Clause 17.1 hereof, such Bank may by no later than 5.00 p.m. on the day prior to the Quotation Date for such Advance notify the Facility Agent by telephone (to be confirmed no later than 9.30 a.m. on the Quotation Date by telex, telefax or letter) that it does not wish to do so, in which case it shall not be obliged to do so, but instead shall be required to make an Advance to PLC in accordance with Clause 13.3.

13.3 A Bank required to make an Advance to PLC under Clause 13.2 shall make such Advance in otherwise identical terms (as to amount, currency and duration), to the Advance to such other Borrower which it would, except for Clause 13.2, be required to make.

14.  INTEREST

14.1 On the Repayment Date relating to each Advance (and, in the case of an Advance which has a Term in excess of six months, on the expiry of each period of six months during such Term) the Borrower to which such Advance has been made shall pay accrued interest on that Advance.

14.2 The rate of interest applicable to an Advance (other than a Swing-Line Advance) made by a Bank hereunder during the Term of such Advance shall be the rate per annum determined by the Facility Agent to be the sum of:

     (i)   LIBOR for such Advance;

     (ii)  the Applicable Margin; and

     (iii) if the Advance is to be denominated in sterling, the Associated Costs Rate applicable thereto.

14.3 The rate of interest applicable to a Dollar Swing-Line Advance shall be the rate per annum determined by the Dollar Swing-Line Agent in accordance with this Agreement to be the Dollar Swing-Line Rate from time to time during its Term.

14.4 The rate of interest applicable to a Sterling Swing-Line Advance shall be the rate per annum determined by the Sterling Swing-Line Agent in accordance with this Agreement to be the Sterling Swing-Line Rate from time to time during its Term.

14.5 Each Agent shall promptly notify the relevant Borrower and the relevant Banks of each determination of LIBOR or a Swing-Line Rate made by it pursuant to this Clause 14.

14.6 (i) If any Bank which is actually required to maintain reserves with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System, or any successor thereto ("Regulation D") in connection with any Advance, the related Borrower with respect to such Advance shall pay to such Bank additional interest on the unpaid principal amount of such Advance of such Bank from the date of such Advance until such principal amount is paid in full, payable as provided in paragraph
           (ii) of this Clause 14.6, at an interest rate per annum equal to the excess of (a)(1) LIBOR as calculated in respect of such Advance, divided by (2) 1.00 minus the Reserve Percentage during the Term of such Advance over (b) the rate specified in (a)(1). For the purposes of the preceding sentence, "Reserve Percentage" means, for each day of the Term, that percentage (expressed as a decimal) which is in effect on such day, for determining the maximum reserve requirement for such Bank under Regulation D for Eurocurrency Liabilities.

     (ii) A certificate of any Bank entitled to payment under paragraph (i) of this Clause 14.6 setting forth such amount as shall be necessary to compensate such Bank in accordance with such Clause and identifying with reasonable specificity the basis for calculating such amount shall be delivered through the Facility Agent to the appropriate Borrower within six months after the last day of the Term of the Advance with respect to which such compensation is requested. Such Borrower shall pay to the Facility Agent for account of such Bank the amount shown as due on such certificate within ten days after such Borrower's receipt thereof Provided however, that such Borrower shall not be obliged to pay any such amount with respect to such Term if such Borrower shall have received such certificate more than six months after the last day of such Term.

15.  REPAYMENT AND PREPAYMENT

15.1 Each Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

15.2 If:

     (a) PLC gives notice of cancellation pursuant to Clause 16.3 it may at the same time give notice to the Facility Agent of the intention of the Borrowers to prepay all outstanding Advances made by such Bank together with accrued interest thereon and/or to comply prematurely with their obligations under Clause 12 in respect of all outstanding Bills accepted by such Bank in either case upon such date as may be specified in such notice; or

     (b) PLC so elects it may at any time give not less than 10 business days' notice to the Facility Agent of the intention of the Borrowers to prepay all outstanding Advances made by the Banks or any part of outstanding Advances made by the Banks together with accrued interest thereon and/or to comply prematurely with their obligations under Clause 12 in respect of all outstanding Bills accepted by the Banks or any part of outstanding Bills accepted by the Banks in each case upon such date as may be specified in such notice Provided that (i) any prepayment of part shall be an amount such that the Sterling Amount of such Advances and/or Bills shall be reduced by a minimum amount of Pounds 10,000,000 and an integral multiple of Pounds 1,000,000 and (ii) any prepayment shall reduce the Outstandings of the Banks rateably.

     Any such notice shall be irrevocable and shall oblige each Borrower to make the repayments or payments in question on the date specified therein together with all other sums due from it under any of the Finance Documents in respect of the Advances or Bills in question. If a Bank receives an amount pursuant to this Clause 15.2 or Clause 20.1 in relation to a Bill then, on the Maturity Date of such Bill, such Bank shall account to the Borrower which made such payment for an amount equal to interest thereon for the period from and including the date of such payment to but excluding such maturity date at the rate (as determined by such Bank) at which it pays interest to its corporate customers for time deposits of comparable term and amount in the relevant currency.

                                    PART 6

                                 CANCELLATION

16.  CANCELLATION

16.1 PLC may, by giving to the Facility Agent (copied to the Dollar Swing-Line Agent and the Sterling Swing-Line Agent) not less than ten (10) days' prior notice to that effect, cancel the whole or any part (if part, being a minimum amount of Pounds 10,000,000 and integral multiple of Pounds 1,000,000) of the Available Facility. Any such cancellation shall reduce the Available Commitment and Available Swing-Line Commitment of each Bank in the proportion which its Commitment bears to the Total Commitments.

16.2 Any notice of cancellation given by PLC pursuant to Clause 16.1 shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

16.3 If (i)   by reason of (a) any change after the date hereof in law
              (including any modification or revocation of an applicable tax treaty) or in its interpretation or administration and/or (b) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority which is of a general nature and compliance with which is in accordance with the reasonable practice of banks to which it applies and which request or requirement is made, imposed, renewed or modified at any time after the date hereof (including, without limitation, a change, request or requirement which affects the manner in which a Bank allocates capital resources to underwriting commitments in compliance with any such change, request or requirement):-

              (1) the amount of any payment to be made to or for the account of any Bank by any Borrower is increased under Clause 17.1; or

              (2) it becomes apparent that any such payment will be required to be so increased; or

        (ii) any representation made by a Bank pursuant to Clause 17.7 is untrue; or would at any time, if it were to be repeated at such time, be untrue; or

        (iii) any Bank claims indemnification from any Borrower under Clauses
              17.8 or 19.1,

then PLC may, within sixty days thereafter and by not less than ten (10) days' prior written notice to the Facility Agent, cancel such Bank's Available Commitment whereupon such Bank shall cease to be obliged to accept any further Bills or to make Advances hereunder and its Available Commitment shall be reduced to zero.

                                    PART 7

                           CHANGES IN CIRCUMSTANCES

17.  TAXES

17.1 All payments to be made by any of the Borrowers to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless such Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case (subject only to Clauses 17.2, 17.6 and 19.3) the sum payable by such Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. If, on behalf of the relevant Borrower, the Facility Agent or any Bank pays any amount in respect of any tax which the relevant Borrower has agreed to pay pursuant to this Clause 17.1, the relevant Borrower shall reimburse the Facility Agent or such Bank (as the case may be) for such payment on demand.

17.2 No Borrower resident in the United Kingdom for United Kingdom tax purposes shall be obliged to make any additional payment pursuant to Clause 17.1 to any Bank if the obligation to make such an additional payment has arisen (i) by reason of such Bank (acting through a Facility Office for the purpose of Utilisations by that Borrower) not being a Qualifying Bank otherwise than by reason of any change in any law or regulation or in its interpretation or administration or any change in any extra-statutory or Inland Revenue concession or (ii) by reason of the failure by such Bank to bring into account payments of interest made to that Facility Office by such Borrower as trading receipts of a bona fide banking business carried on by such Bank in the United Kingdom.

17.3 Each Bank that is not a US Person (as such term is defined in Section 7701(a) (30) of the United States Internal Revenue Code of 1986, as amended) shall submit to PLC, within 60 days of becoming a party to this Agreement (but in no event later than the earliest date on which payments are to be made to such Bank under this Agreement by a Borrower organised in or under the laws of the United States of America), two duly completed and signed copies of either US Internal Revenue Service Form 1001, entitling it to complete exemption from withholding (or such reduced rate of withholding as may be available to it) on all amounts to be received by such Bank hereunder from any Borrower that is organised in the United States of America, or US Internal Revenue Service Form 4224 entitling it to complete exemption from withholding on all amounts to be received by such Bank hereunder from any such Borrower. Thereafter and from time to time, each such Bank shall submit to PLC such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be notified by PLC to such Bank and required under then current United States law or regulations to avoid or reduce United
States withholding taxes on payments in respect of all amounts to be received by such Bank hereunder. Within 60 days after becoming a party to this Agreement (but in no event later than the earliest date on which payments are to be made to such Bank under this Agreement by a Borrower organised in or under the laws of the United States of America), each Bank that is a US Person (as such term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended) shall submit to PLC a certificate to the effect that it is such a

US Person. Notwithstanding the foregoing, no Bank shall be required to submit any such forms or certificates if such Bank is not allowed validly to file any of such forms or certificates and has taken reasonable steps to obtain such United States withholding tax exemption (if any) as is available to it in the circumstances.

17.4 Each Bank shall use reasonable endeavours to enable any Borrower to make payments hereunder without withholding or deduction for or on account of tax (such action to include the giving of any direction or certificate as may be required by the Facility Agent to enable it to effect any payment without such withholding or deduction) except that nothing herein shall oblige any Bank to take any action which within the sole opinion of such Bank is prejudicial to its interests.

17.5 If any Bank determines, as a result of any change in any law, regulation or treaty or in its official application or interpretation, that it is unable to submit to PLC any form or certificate that such Bank is obliged to submit pursuant to Clause 17.3, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify PLC of such fact.

17.6 No Borrower that is organised in the United States of America shall be obliged to make any additional payment pursuant to Clause 17.1 to any Bank (i) to the extent that such obligation existed on the date hereof, (ii) to the extent that any Bank has failed to provide the forms or certificates, as the case may be, described in Clause 17.3 (except where such Bank is not allowed validly to file any of such forms or certificates, and has taken reasonable steps to obtain such United States withholding tax exemption (if any) as is available to it in the circumstances), or (iii) if any amount of interest payable to it under this Agreement is not beneficially owned by it, in each case for a reason that is not related to a change in United States federal income tax law, including any regulations, amendments thereto, or official interpretation thereof, any modification or revocation of an applicable tax treaty or any change in the official position regarding the application or interpretation thereof, occurring after the date hereof. No such Borrower shall be obligated to make any additional payment pursuant to Clause 17.1 to any Bank that is organised in the United States of America or any political subdivision or taxing authority thereof or therein.

17.7 Each Bank represents to each Borrower resident in the United Kingdom for tax purposes that, as at the date hereof, such Bank is, acting through its Facility Office for the purpose of Utilisations (other than by way of Dollar Swing-Line Advances) by that Borrower, a Qualifying Bank and that it presently intends that all amounts of interest payable to that Facility Office under this Agreement by that Borrower will be brought into account as a trading receipt of a bona fide banking business carried on by it in the United Kingdom. Each Bank undertakes that it will, as soon as reasonably practicable after it becomes aware of the same, inform PLC if such representation was untrue at the time it was made or if it ceases to be a Qualifying Bank at any time after the date hereof.

17.8 Without prejudice to the provisions of Clause 17.1 but subject to the provisions of Clause 19.3, if any Bank or any Agent on its behalf is required by law or otherwise to make any payment on account of tax on or in relation to any sum received or receivable hereunder by such Bank or an Agent on its behalf (including, without limitation, any sum received or receivable under this Clause
17) or any liability in respect of any such payment is imposed, levied or assessed against such Bank or the Facility Agent on its behalf, it shall deliver to PLC through the Facility Agent a certificate to that effect setting out in
reasonable detail the basis and computation of such claim.   PLC
will, upon demand of the Facility Agent (made by it promptly after delivery by it to PLC of such certificate) promptly indemnify such Bank or Agent (as the case may be) against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

18.  TAX RECEIPTS AND TAX CREDITS

18.1 If, at any time, any of the Borrowers is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Borrower shall promptly notify the Facility Agent of such requirement.

18.2 If any of the Borrowers makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly (if such is obtainable) shall deliver to the Facility Agent for each Bank an original receipt (or a certified copy thereof) evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

18.3 If any Borrower makes a payment under Clause 17.1 for account of any person and such person, in its sole opinion, determines that it has received or been granted a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such person shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Borrower such amount as such person shall, in its sole opinion, have determined to be attributable to such deduction or withholding and which will leave such person (after such payment) in no better or worse position that it would have been in if such Borrower had not been required to make such deduction or withholding. Any payment made by a person under this Clause 18.3 shall be conclusive evidence of the amount due to such Borrower hereunder and shall be accepted by such Borrower in full and final settlement of its rights of reimbursement hereunder in respect of the relevant deduction or withholding. Nothing herein contained shall interfere with the right of a person to arrange its tax affairs in whatever manner it thinks fit nor oblige any person to disclose any information relating to its tax affairs or any computations in respect hereof.

19.  INCREASED COSTS

19.1 Subject to Clause 19.3 if, by reason of (i) any change after the date hereof in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority which is of a general nature and compliance with which is in accordance with the reasonable practice of banks to which it applies and which request or requirement is made, imposed, reviewed or modified at any time after the date hereof (including, without limitation, a change, request or requirement which affects the manner in which a Bank is required to or does maintain capital resources to underwriting commitments in compliance with any such change, request or requirement):

     (a) a Bank suffers a cost (including, without limitation, the cost of complying with any reserve, special deposit, liquidity, cash ratio or other requirement) as a result of its having entered into and/or performing its obligations under this Agreement and/or maintaining its Commitment hereunder and/or its accepting one or more Bills and/or its having outstanding to it one or more Advances or unpaid sums hereunder;

     (b) a Bank suffers a reduction in the rate of return on its overall capital as a result of a change in the manner in which such Bank is required to allocate resources to its obligations hereunder;

     (c) there is any increase in the cost to a Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made by such Bank hereunder;

     (d) a Bank becomes liable to make any payment on or calculated by reference to the amount of any acceptances made or to be made by it hereunder and/or any Advances or unpaid sums owed to it and/or to any sum received or receivable by it hereunder, then and in any such event, PLC shall, from time to time within ten (10) days of receipt by it of a demand by the Facility Agent, pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank against, as the case may be:

     (i) such cost (or such proportion of such cost as is in the reasonable opinion of such Bank attributable to this Agreement);

     (ii) such proportion of such reduction as is in the reasonable opinion of such Bank attributable to this Agreement;

     (iii) such increased cost (or such proportion of such increased cost as is in the reasonable opinion of that Bank attributable to its funding or maintaining such Advances or unpaid sums hereunder); or

     (iv)  such liability,

Provided that any such demand by the Facility Agent shall not be made more than six months after such cost, reduction, increased cost or liability in respect of which such claim is made is actually suffered by such Bank.

19.2 A Bank intending to make a claim pursuant to Clause 19.1 shall notify the Facility Agent of the event by reason of which it is entitled to do so setting out in reasonable detail the computation of such claim whereupon the Facility Agent shall notify PLC thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the funding of its obligations hereunder or generally.

19.3 Clauses 17.1, 17.8 and 19.1 shall not apply to:-

     (i) any cost or amount included in the Associated Costs Rate or payable pursuant to Clause 14.6; or

     (ii) any amount attributable to any Bank complying with any law, regulation, treaty or official directive or request (whether or not having the force of law) in existence at the date such Bank first became a party to this Agreement, where such Bank was not in compliance with the same at such date and was required to be in compliance with the same at such date; or

     (iii) any cost that is a tax based on, or computed by reference to, (a) the overall profit or net income (or any part thereof) of any Bank or the Facility Office through which it is acting, or any tax imposed on branch profits under section 884 of the United States Internal Revenue Code of 1986 or (b) the capital of any Bank.

20.  ILLEGALITY AND MITIGATION

20.1 If, at any time, it is unlawful or contrary to any request from, or requirement of, any fiscal, monetary or other authority (which request or requirement is of a general nature and compliance with which is the normal practice of banks to which it applies) for a Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder or to accept or allow to remain outstanding all or any of the Bills accepted or to be accepted by it hereunder, then that Bank shall, promptly after becoming aware of the same, deliver to PLC through the Facility Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 20.2:

     (i) such Bank shall not thereafter be obliged to make any Advances or to accept any Bills and the amount of its Available Commitment shall be immediately reduced to zero; and

     (ii) if the Facility Agent on behalf of such Bank so requires, PLC shall procure that the relevant Borrower or Borrowers shall on such date as the Facility Agent shall have specified (being the latest date on which the relevant law requires that the same be repaid):

           (a) repay each outstanding Advance together with accrued interest thereon and all other amounts owing to such Bank hereunder; and/or

           (b) comply prematurely with its obligations under Clause 12 in respect of any Bills drawn by it and accepted by such Bank.

20.2 If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:-

     (i)   the reduction of its Commitment to zero pursuant to Clause 20.1;

     (ii) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 17.1; or

     (iii) a claim for indemnification pursuant to Clauses 17.8 or 19.1,

then, without in any way limiting, reducing or otherwise qualifying the obligations of any of the Borrowers under any of the Clauses referred to in (i),
(ii) or (iii) above, such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof and, in consultation with the Facility Agent and PLC take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances including the transfer of its Facility Office or the transfer of its rights and obligations hereunder to another financial institution acceptable to PLC and willing to participate in the Facility Provided that such Bank shall be under no obligation to take any such action if, in the reasonable opinion of such Bank, to do so would have an adverse effect upon its (or any part of its) business, operations or financial condition.

21.  MARKET DISRUPTION

21.1 If, in relation to any Utilisation:

     (i) by way of Advances (other than Dollar Swing-Line Advances) the Facility Agent determines that at or about 11.00 a.m. on the Quotation Date in respect of such Advances, LIBOR cannot be determined (by reason of the failure of all the Reference Banks to supply the quotations necessary to make such determination); or

     (ii) by way of Advances denominated in Hong Kong Dollars, the Facility Agent is notified by a group of Banks whose Commitments together amount to 50% or more of the Total Commitments at or about 11.00 a.m. on the Quotation Date in respect of such Advances that the Screen Rate is materially different to the cost to such Banks of funding such Advances; or

     (iii) in relation to any Utilisation by way of Bills, the Facility Agent is unable to make any determination of an applicable Eligible Bill Discount Rate,

then, notwithstanding the provisions of Clause 13:

     (a) the Facility Agent shall promptly notify the other parties hereto of such event;

     (b) such Advances or such Bills (as the case may be) shall not be made or accepted (as the case may be) unless a substitute basis has been agreed pursuant to Clause 21.1(c); and

     (c) the Facility Agent shall, if so required by PLC, enter into negotiations with PLC in good faith with a view to agreeing an alternative means for determining a basis rate in substitution for LIBOR (in the case of Clause 21.1(i)), the Screen Rate (in the case of Clause 21.1(ii)) or, as the case may be, the Eligible Bill Discount Rate (in the case of Clause 21.1(iii)) for in the future and if such a substitute basis is agreed by PLC the Facility Agent and an Instructing Group, it shall take effect in accordance with its terms.

21.2 If, in relation to any Utilisation by way of Dollar Swing-Line Advances, the Dollar Swing-Line Agent determines that the Federal Funds Rate cannot be determined on the first day of the Term of such Advance, the Dollar Swing-Line Agent shall notify the other parties hereto of that event and each Swing-Line Bank's proportion of such Dollar Swing-Line Advance shall bear interest during its Term at the higher of (i) the Prime Rate and (ii) the rate per annum determined by the Dollar Swing-Line Agent to be the sum of the cost to such Swing-Line Bank of funding such portion of such Dollar Swing-Line Advance from whatever sources it may reasonably select and 0.25 per cent. per annum.

                                    PART 8

               REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

22.  REPRESENTATIONS

22.1 Each of the Borrowers represents that, subject to the same reservations (but not the assumptions) stated in the legal opinions of English and U.S. counsel referred to in the Third Schedule when and as actually delivered:

         (i) it is duly incorporated and validly existing under the laws of the country in which it is incorporated and has power, and is able lawfully, to execute and deliver each of the Finance Documents to which it is or is to be party and to exercise its rights and perform its obligations thereunder and all corporate or other action required to authorise the execution and delivery of each such Finance Document by it and the performance by it of its obligations thereunder has been duly taken;

         (ii) each of the Finance Documents to which it is or is to be party constitutes (or will, when completed, executed and delivered in the manner contemplated hereby, constitute) its legal, valid, binding and enforceable obligation;

         (iii) the execution and delivery by it of the Finance Documents and the performance by it of its obligations thereunder will not:

               (a) contravene any provisions of any law, statute, decree, rule or regulation to which it or any of its assets or revenues is subject, or of any order, judgment, injunction, decree, resolution, determination or award of any court or other judicial, administrative or other governmental authority or organisation having applicability to it or any of its assets or revenues;

               (b)  violate any provision of its constitutive documents;

               (c) contravene the provisions of any agreement, indenture, mortgage, deed of trust, bond or other obligation to which it is a party or by which it or any of its assets or revenues may be bound or affected; or

               (d) oblige it to create any encumbrance other than a Permitted Encumbrance over all or any of its present or future revenues or assets,

               in circumstances where (in the case of (a) or (c)) such contravention would reasonably be expected to have a material adverse effect on such Borrower's ability to meet its obligations under the Finance Documents to which it is a party;

        (iv) it has obtained (and there are in full force and effect) all governmental or other authorisations, approvals or consents required by it for the execution and delivery by it of any of the Finance Documents, for the exercise by it of its rights and the observance and performance by it of all of its obligations and duties thereunder and for all other matters and things therein contemplated;

        (v) no utilisation of the Facility by it will cause any limit or restriction on its borrowing or other powers (whether imposed by law, decree, rule, regulation, agreement, its corporate constitutional documents or otherwise howsoever) or on the right or ability of its directors to exercise any such powers to be exceeded or breached;

        (vi) no Event of Default or Potential Event of Default has occurred and is continuing;

        (vii) the Original Financial Statements and (if different) the most recently published annual consolidated financial statements of PLC give a true and fair view of the state of affairs of PLC and the Group as at the dates as of which the same were prepared and, since the date as at which the Original Financial Statements were prepared, there has been no change in the financial condition of the Group taken as a whole as would materially and adversely affect the ability of PLC to meet its payment obligations under the Finance Documents;

        (viii) no litigation or dispute is current, pending or to its knowledge threatened against it or any of its subsidiaries, or any of their respective assets, which would reasonably be expected to have a material adverse effect upon the ability of PLC to perform its payment obligations under the Finance Documents; and

        (ix) none of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations G, U and X of the Board of Governors of the Federal Reserve System).

22.2 Each of the representations contained in Clause 22.1 shall be deemed to be repeated by PLC and the Borrower making the relevant Utilisation on and as of each Utilisation Date by reference to the facts and circumstances then existing.

23.  FINANCIAL INFORMATION

23.1 PLC shall:

     (i) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Facility Agent, the Dollar Swing-Line Agent and the Sterling Swing-Line Agent and the Banks the audited consolidated financial statements of the Group for such financial year;

     (ii) as soon as the same become available, but in any event within 180 days after the end of each financial year of each Borrower (other than PLC) in respect of which the Facility Agent shall have so requested, deliver to the Facility Agent sufficient copies for the Facility Agent and the Banks of the audited financial statements of such Borrower;

     (iii) as soon as practicable but in any event within 30 days of the same becoming available deliver to the Facility Agent in sufficient copies for the Facility Agent and the Banks the interim financial statements (whether audited or not and whether consolidated or not) provided by PLC to its shareholders;

     (iv) supply such other information concerning the business, operations and condition (financial or otherwise) of it and its subsidiaries as the Facility Agent or any Bank, through the Facility Agent, may from time to time reasonably request, but so that all information provided to the Facility Agent or any Bank pursuant to this sub-paragraph (iv) shall be confidential to the Facility Agent and the Banks, their servants and their legal advisers and other consultants and auditors except:

           (a) to the extent to which disclosure is required by law or any other official directive or request (whether or not having the force of law);

           (b) where such information is generally available; or

           (c) where and to the extent that disclosure is necessary in connection with the enforcement, or preservation, of any rights hereunder; and

     (v) promptly upon receipt of a written request from the Facility Agent confirm to the Facility Agent that during the Tenor of any Bills accepted under the Facility the value of such items as may from time to time be specified in the clausing of Bills pursuant to Clause 11.2 (excluding such goods which were the subject of any other financing arrangement) exceeded the aggregate face amount of such Bills drawn against such items.

23.2 PLC shall ensure that each set of financial statements delivered by it pursuant to Clauses 23.1(i), 23.1(ii) and 23.1(iii) is prepared (subject to Clause 23.3) on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in the United Kingdom in the case of PLC and the Group or, in relation to any other Borrower, accounting principles generally accepted in the jurisdiction of incorporation of that Borrower.

23.3 If, at any time, there is a change in accounting principles generally accepted in the United Kingdom or PLC changes, or PLC's Board of Directors resolves to change, the basis, or one or more of the accounting policies, upon which its audited annual consolidated financial statements are prepared (in circumstances where any such change would have a material effect on such financial statements) or its Accounting Reference Date then:

     (i) PLC shall promptly notify the Facility Agent of such change or proposed change;

     (ii) PLC and the Facility Agent shall enter into negotiations in good faith with a view to agreeing:

           (a) whether or not such change or proposed change might result in any material alteration in the compliance by PLC with the financial ratios set out herein or the determination of which of PLC's subsidiaries is a Principal Subsidiary;

           (b) if so, any amendments to this Agreement which may be necessary in order to ensure that such change or proposed change does not result in any material alteration in such matters,

           and, if any such amendments are agreed, they shall take effect and be binding upon the parties hereto in accordance with their terms; and

     (iii) if within a period of 60 days after such notification PLC and the Facility Agent have failed to reach agreement then:

           (a) PLC shall procure that within a further period of 60 days its auditors certify to the Facility Agent what changes to the provisions referred to in sub-paragraph (ii) (a) above are, in the opinion of the auditors, necessary to ensure that any test imposed by those provisions (as amended) by reference to the financial statements prepared on the new basis shall be substantially similar (and, in so far as practicable, identical) in effect to the relevant test imposed by the existing provisions by reference to financial statements prepared on the old basis; any change certified by the auditors pursuant to this sub-paragraph (iii) (a) shall, if circumstances permit, consist of an adjustment to the percentage, figure or ratio contained in the relevant test proportionate to the change in the results or financial position disclosed on the new basis compared to those prepared on the old basis;

           (b) the Banks may, at their own cost, appoint a firm of independent accountants to produce a certificate to the same effect, such certificate to be produced no later than three months after the certificate of PLC's auditors;

           (c) such amendments shall thereafter be made to this Agreement as may be necessary to reflect:

               (1)  the amendments certified by PLC's auditors; or

               (2) if a further certificate has been produced pursuant to (b) above and there is a discrepancy between the two certificates, the mid-point between the two certificates; and

           (d) pending the finalisation of such amendments PLC shall procure that each set of financial statements prepared on the new basis is accompanied by a certificate of its auditors certifying the information necessary to enable the Facility Agent to determine whether, if such financial statements had been prepared on the old basis, the provisions of this Agreement are being complied with and the provisions of this Agreement shall, in such event, be applied by reference to the financial statements prepared on the new basis,

Provided that the Facility Agent shall not be entitled to agree any of the matters referred to in (ii) above without the prior consent of all the Banks.

24.  FINANCIAL CONDITION

     PLC shall ensure that, at all times:

     (i) either Consolidated Net Tangible Worth is equal to or greater than Pounds 250,000,000 or (in the event that Consolidated Net Tangible Worth is less than Pounds 250,000,000) that the ratio of Consolidated Operating Profit to Consolidated Interest is not less than 3:1; and

     (ii) the ratio of Consolidated Operating Profit to Consolidated Interest is equal to or greater than 2:1.

25.  COVENANTS

25.1 PLC shall:

     (i) comply, and ensure that its subsidiaries comply, with the requirements of all applicable laws, rules, regulations, orders and decrees of any administrative or governmental authority or organisation, non-compliance with which would materially and adversely affect the ability of any Borrower to perform its obligations under any of the Finance Documents;

     (ii) give to the Facility Agent at least 28 days' prior written notice in reasonable detail of any corporate action or other steps which are intended to be taken by it or its subsidiaries, or of any legal proceedings intended to be taken by it or its subsidiaries, in either case for (a) the liquidation or winding-up or dissolution of any of its Principal Subsidiaries or (b) for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer to any Principal Subsidiary or any of its revenues or assets (other than, in each case, for the purposes of an amalgamation or reconstruction);

     (iii) promptly inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred; and

     (iv) ensure that (save to the extent provided by general law in relation to the rights of creditors generally) at all times the claims of the Banks against each Borrower under each of the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors.

25.2 PLC shall ensure that no member of the Group shall:

     (i) create or allow to subsist over all or any of its present or future revenues or assets any encumbrance (other than a Permitted Encumbrance) to secure borrowings which are shown as such in the consolidated balance sheet of PLC included in the latest audited consolidated financial statements of PLC delivered pursuant to Clause 23.1(i) (or, if none, the Original Financial Statements) or which would, if such borrowings remained outstanding at the relevant time, fall to be included in the next such balance sheet Provided, however, that this Clause 25.2(i) shall not apply to any encumbrance with respect to Margin Stock (as such term is defined in Regulation U of the United States Board of Governors of the Federal Reserve System) to the extent such Margin Stock represents more than 25% of the value (determined with reference to the latest audited consolidated financial statements of PLC delivered pursuant to Clause 23.1(i)) or, if none, the Original Financial Statements) of the assets subject to this Clause;

     (ii) (either in a single transaction or in a series of transactions, whether related or not) sell, convey, transfer or otherwise dispose of the whole or any part of its undertaking or assets, (including any of its subsidiaries) if to do so would cause the sum of the aggregate consideration received in respect of all assets of the Group so disposed of in the then current financial year of PLC and the aggregate net debt (being borrowings, short, medium and long term, less cash and liquid funds) for which the Group ceases at the time of such disposals to be liable as a result of such disposals during such financial year to exceed the higher of (Pounds)500,000,000 or 15% of Consolidated Market Value in respect of such financial year. For the purposes of determining the amount of aggregate net debt attributable to such disposals in any financial year, the Facility Agent may request and PLC, shall if so requested, provide the Facility Agent with the contract of sale entered into by any member of the Group in connection with such disposal or the management accounts of PLC prepared at or around the time of such disposal or such other information or records as may be agreed between the Facility Agent and PLC.

           This Clause 25.2(ii) shall not apply with respect to sales, conveyances, transfers or other dispositions of Margin Stock (as such term is defined in Regulation U of the United States Board of Governors of the Federal Reserve System) to the extent such Margin Stock represents more than 25% of the value (determined with reference to the then most recent audited consolidated financial statements delivered pursuant to Clause 23.1 or, if none, the Original Financial Statements) of the assets subject to this Clause 25.2(ii) and Provided Further that:

     (a) neither disposals by members of the Group to other members of the Group nor disposals in the ordinary course of business at market value shall be taken into account in determining if the terms of this Clause 25.2(ii) are breached; and

     (b) for the purposes of this Clause 25.2(ii), none of the following shall be deemed to be a sale, conveyance, transfer or disposal:-

           (i) the exchange of assets for assets of a similar nature and of approximately equal value;

           (ii) the payment of cash howsoever acquired (other than the proceeds of sale falling within Clauses 25.2(ii)(b)(iv) or
                  (v)) by any member of the Group in the ordinary course of business of such member or as consideration or part consideration for the acquisition (whether by way of subscription, purchase, loan or otherwise) of any undertaking or business or part of any undertaking or business or any assets;

           (iii) the temporary application of funds not immediately required for the purposes of the business of any member of the Group in the purchase of investments and the subsequent sale thereof;

           (iv) the sale of assets (other than companies or businesses) for cash and the application within a period of one year (or such longer period as the Banks may agree), of a sum approximately equal to the net proceeds less the expenses relating thereto (after taking into account any taxation arising as a consequence of such sale except in so far as this would result in such sum being less than the book value as at 31st December, 1994, or when the asset was first acquired if later, of the assets being sold) in the acquisition of assets of a similar nature or immovable property whether or not to be employed in the same type of business Provided that in the case of a sale of immovable property the end proceeds are reinvested in the acquisition of immovable property of a similar nature;

           (v) the sale of a company or business for cash and the application within a period of one year (or such longer period as the Banks may agree) of a sum approximately equal to the net proceeds of sale less the expenses relating thereto (after taking into account any taxation as described in Clause 25.2(ii)(b)(iv)) in the acquisition of a company or business of a similar nature thereto;

           (vi) the sale of shares or securities in bodies corporate in which PLC and/or any of its subsidiaries is interested but which are not subsidiaries of PLC;

           (vii) the application of the proceeds of an issue of share or loan capital for the purpose for which such issue is intended;

           (viii) the distribution in a winding up of a subsidiary of any of its assets to minority shareholders in accordance with their rights;

           (ix)   the repayment of any loan; and

           (x)    the payment of dividends in the ordinary course of business.

25.3 For the purposes of determining the shares of Margin Stock, if any, to which Clause 25.2 is not applicable, shares of Margin Stock shall be allocated such that the shares most recently acquired by PLC or any of its subsidiaries are the shares, if any, to which Clause 25.2 is not applicable.

26.  EVENTS OF DEFAULT

26.1 Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of PLC, any other Borrower or any other person):

     (i) any Borrower does not pay for value within four (4) business days of the relevant due date any amount of interest or principal payable by it under any of the Finance Documents at the place and in the currency expressed to be payable; or

     (ii) any Borrower fails to comply with any other provision of any of the Finance Documents and does not remedy such failure (if capable of remedy within twenty-one (21) days in the opinion of the Facility Agent) within twenty-one (21) days of notice to remedy such failure from the Facility Agent; or

     (iii) any representation, warranty or statement made, deemed to be made, or repeated under any of the Finance Documents or in any accounts, certificate, notice, instrument, written statement or opinion delivered by any Borrower under any of the Finance Documents or in connection therewith is incorrect in any material adverse respect when made, deemed to be made or repeated; or

     (iv) either (i) any financial indebtedness in excess of (Pounds)15,000,000 (whether singularly or in aggregate) of members of the Group becomes prematurely due and payable as a result of a default thereunder (and such prepayment or default is not waived by the creditor in respect thereof or a trustee for such creditor) and is not paid by such company or any other person; or (ii) any such financial indebtedness or any sum payable in respect thereof is not paid when due or within any applicable period of grace provided for by agreement prior to the due date for such payment; or

     (v)   PLC, any of its Principal Subsidiaries or any other Borrower:

               (a) is unable, deemed by applicable statute to be unable or admits its inability to pay its debts as they mature; or

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

               (b)  makes a general assignment for the benefit of creditors; or

               (c)  becomes insolvent; or

               (d) files a petition for liquidation or a petition or an answer seeking reorganisation or an arrangement with creditors Provided that this sub-paragraph (d) shall not apply to (1) any reconstruction or amalgamation on terms previously approved by an Instructing Group (such approval not to be unreasonably withheld) or (2) any liquidation of a solvent subsidiary of PLC where the assets are distributed to PLC, any of its Principal Subsidiaries or any other Borrower to the extent of such company's interest therein immediately prior to such liquidation; or

     (vi) PLC or any of its Principal Subsidiaries or any Borrower applies for or consents to the appointment of a receiver, official manager, administrator, trustee, liquidator or similar officer of itself or of all or a substantial part of its undertaking, assets or revenues (including uncalled capital), or any such receiver, official manager, administrator, trustee, liquidator or similar officer is appointed, or any order is made or resolution passed for the liquidation, winding-up or dissolution of PLC, any of its Principal Subsidiaries or any Borrower Provided that this paragraph (vi) shall not apply to (1) any reconstruction or amalgamation on terms previously approved by any Instructing Group (such approval not to be unreasonably withheld), or (2) any liquidation of a solvent subsidiary of PLC where the assets are distributed to PLC, any of its Principal Subsidiaries or any Borrower to the extent of such company's interest therein immediately prior to such liquidation; or

     (vii) any distress, execution, attachment, sequestration or other process directly attaches or applies to any asset of PLC, any of its Principal Subsidiaries or any Borrower and remains undischarged and not stayed for a period of twenty-one (21) days; or

     (viii) anything analogous to or having a substantially similar effect to any of the events specified in paragraphs (v) to (vii) inclusive shall occur under the laws of any applicable jurisdiction; or

     (ix) except with the prior written consent of an Instructing Group, PLC or any of its Principal Subsidiaries ceases to carry on all or substantially all of its business otherwise than (a) as a result of a transfer of all or any part of its business to PLC or to any other member of the Group which, at the time of such transfer is, or upon such transfer becomes, a Principal Subsidiary or (b) in accordance with the provisions of Clause 25.2(ii); or

     (x) any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Borrower to comply with any of its obligations under any of the Finance Documents is modified in any manner which could adversely affect the ability of any Borrower or PLC to perform its obligations hereunder, revoked or withheld or does not remain in full force and effect; or

     (xi) at any time it is unlawful for any Borrower to perform any of its obligations under any of the Finance Documents; or

     (xii) the authority of PLC or any Principal Subsidiary in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority,

     Provided that, except in the case of:

     (1)    paragraph (i); or

     (2)    (insofar as such paragraphs apply to PLC) paragraphs (v), (vi),
            (viii) (insofar as it incorporates paragraphs (v) and (vi)) and
            (ix),

     an Instructing Group has determined that such event may have a material adverse effect on the ability of PLC to comply with all or any of its obligations hereunder.

26.2 If an Event of Default occurs, then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

     (i) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the relevant Borrower or Borrowers hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

     (ii) declare that an amount equal to the aggregate face amount of all outstanding Bills shall become immediately due and payable by the relevant Borrower or Borrowers (whereupon such Borrower or Borrowers shall be obliged to pay such amount to the Facility Agent for the account of the Banks which accepted such Bills forthwith instead of on the dates provided for in Clause 12) or declare that such an amount be due and payable on demand of the Facility Agent; and/or

     (iii) declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

26.3 If, pursuant to Clause 26.2, the Facility Agent declares the Advances and/or the aggregate face amount of the Bills to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
Borrowers:

     (i) call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the relevant Borrower or

           Borrowers hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

     (ii) call for payment of an amount equal to the aggregate face amount of all outstanding Bills on such date as it may specify in such notice (whereupon the same shall become due and payable on such date).

26.4 If, pursuant to Clause 26.2, the Facility Agent declares the Advances to be due and payable on demand of the Agent, the Term in respect of any such Advance shall, if the Facility Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 29.4) to be of such length that it ends on the date that such demand is made.

26.5 If an Event of Default occurs and the Facility Agent has notified the Banks of the occurrence of such Event of Default and within a period of three business days thereafter the relevant Instructing Group shall not have instructed the Facility Agent to take the actions referred to in paragraphs (i) and (ii) of Clause 26.2, the Facility Agent shall thereupon notify the Banks to that effect and, at any time thereafter and so long as the Event of Default in question is continuing, the Facility Agent shall (without prejudice to Clauses 26.2 or 26.3) take the actions referred to in those paragraphs if so instructed by a Bank or group of Banks to whom an amount in excess of 50% of the Outstandings is then due or to become due hereunder.

26.6 If any Bank receives an amount pursuant to Clause 26.3(ii) in relation to a Bill accepted by it, then on the Maturity Date of such Bill such Bank shall pay to the Borrower which made such payment an amount equal to interest thereon for the period from and including the date of such payment to but excluding such Maturity Date at the rate (as determined by such Bank) at which it pays interest to its corporate customers for time deposits of comparable term and amount in the relevant currency.

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

                                    PART 9

                                   GUARANTEE

27.  GUARANTEE

PLC hereby irrevocably and unconditionally:

     (i) guarantees to the Agents and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower (other than PLC) contained in any of the Finance Documents and agrees to pay on demand to any Agent any and every sum or sums of money which any such Borrower shall at any time be liable to pay to the Agents, the Arrangers and the Banks or any of them under or pursuant to any of the Finance Documents and which are not duly and punctually paid in accordance with the terms thereof; and

     (ii) agrees as a primary obligation to indemnify the Agents and the Banks from time to time on demand by any Agent from and against any loss incurred by the Agents, the Arrangers and the Banks or any of them as a result of any of the obligations of any Borrower under or pursuant to any of the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower for any reason whatsoever, whether or not known to the Agents, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

28.  PRESERVATION OF RIGHTS

28.1 The obligations of PLC herein contained shall be in addition to and independent of every other security which the Agents, the Arrangers and the Banks or any of them may at any time hold in respect of any obligations of any Borrower under any of the Finance Documents.

28.2 The obligations of PLC herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any Borrower under any of the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Borrower thereunder and total satisfaction of all the Borrowers' actual and contingent obligations thereunder.

28.3 Neither the obligations of PLC herein contained nor the rights, powers and remedies conferred in respect of PLC upon the Agents, the Arrangers and the Banks or any of them by any of the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

     (i) the winding-up, dissolution, administration or re-organisation of any Borrower or any other person or any change in its status, function, control or ownership;

     (ii) any of the obligations of any Borrower or any other person under any of the Finance Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     (iii) time or other indulgence being granted or agreed to be granted to any Borrower in respect of its obligations under any of the Finance Documents or under any such other security;

     (iv) any amendment to, or any variation, waiver or release of, any obligation of any Borrower under any of the Finance Documents or under any such other security whether pursuant to Clause 45 or otherwise;

     (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Borrower's obligations under any of the Finance Documents;

     (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Borrower's obligations under any of the Finance Documents; or

     (vii) any other act, event or omission (including, without limitation, any amendment, waiver, supplement or modification to this Agreement made pursuant to Clause 45) which, but for this Clause 28.3, might operate to discharge, impair or otherwise affect any of the obligations of PLC herein contained or any of the rights, powers or remedies conferred upon the Agents, the Arrangers and the Banks or any of them by this Agreement or by law.

28.4 Any settlement or discharge between PLC and the Agents, the Arrangers and the Banks or any of them shall be conditional upon no security or payment to the Agents, the Arrangers and the Banks or any of them by any Borrower or any other person on behalf of such Borrower being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agents, the Arrangers and the Banks shall each be entitled to recover the value or amount of such security or payment from PLC subsequently as if such settlement or discharge had not occurred.

28.5 No Agent, Arranger or Bank shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of PLC by this Agreement or by law:

     (i)   to make any demand of any Borrower;

     (ii) to take any action or obtain judgment in any court against any Borrower;

     (iii) to make or file any claim or proof in a winding-up or dissolution of any Borrower; or

     (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower under any of the Finance Documents.

28.6 PLC agrees that, so long as any amounts are or may be owed by any Borrower under any of the Finance Documents or any Borrower is under any actual or contingent obligations thereunder, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

     (i)   to be indemnified by any Borrower; and/or

     (ii) to claim any contribution from any other guarantor of any such Borrower's obligations under any of the Finance Documents; and/or

     (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agents, the Arrangers and the Banks under any of the Finance Documents or of any other security taken pursuant to, or in connection with, any of the Finance Documents by all or any of the Agents, the Arrangers and the Banks.

                                    PART 10

                        DEFAULT INTEREST AND INDEMNITY

29.  DEFAULT INTEREST AND INDEMNITY

29.1 If any sum due and payable by any of the Borrowers under any of the Finance Documents is not paid on the due date therefor in accordance with the provisions of Clause 31 or if any sum due and payable by any of the Borrowers under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 29) be selected by the Facility Agent but which shall not exceed three months.

29.2 During each such period relating thereto as is mentioned in Clause 29.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of one per cent., the Applicable Margin at such time (and, in the case of any such sum denominated in sterling, the Associated Costs Rate in respect thereof at such time) and LIBOR on the first day of the Term thereof Provided that:

     (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum shall be the sum from time to time of one per cent., the Applicable Margin at such time (and, in the case of any such sum denominated in sterling, the Associated Costs Rate in respect thereof at such time) and the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest 0.00001 per cent.) of the rates notified by each Reference Bank to the Facility Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever sources it may select its portion of such unpaid sum for such period; and

     (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, and

     (iii) if such unpaid sum is all or part of a Dollar Swing-Line Advance or any interest which shall have accrued hereunder in relation thereto, then each Swing-Line Bank's portion of such unpaid sum shall bear interest at the rate per annum determined by the Facility Agent to be the sum of one per cent. and the Dollar Swing-Line Rate (or, if the Federal Funds Rate cannot be determined, the higher of the cost to such Swing-Line Bank of funding its portion of such unpaid sum from whatever sources it may reasonably select and the Prime Rate) from time to time.

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

29.3 Any interest which shall have accrued under Clause 29.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower owing such unpaid sum at the end of the period by reference to which it is calculated or on such other date or dates as the Facility Agent may specify by written notice to such Borrower.

29.4 If any Bank or an Agent on its behalf receives or recovers all or any part of an Advance made by such Bank otherwise than on the last day of the Term thereof, the Borrower to which such Advance was made shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (ii) the amount of interest which in the reasonable opinion of the Facility Agent would have been payable to the Facility Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the business day (or, in the case of an Optional Currency, the second business day) following the date of such receipt or recovery and ending on the last day of the Term thereof.

29.5 PLC undertakes to indemnify:

     (i) each of the Agents, the Arrangers and the Banks against any cost, loss or expense (including, without limitation, legal fees) together with any VAT thereon, which any of them may properly sustain or incur as a consequence of the occurrence of any Event of Default or any default by any of the Borrowers in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

     (ii) any Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract for the purposes of, and in accordance with, Part 11; and

     (iii) each Bank against any loss it may suffer as a result of its funding an Advance or accepting Bills requested by any of the Borrowers hereunder but not made or, as the case may be, discounted or deemed to be discounted by reason of the operation of any one or more of the provisions hereof other than as a result of a breach by such Bank of its obligations hereunder.

29.6 Any unpaid sum shall (for the purposes of this Clause 29, Clause 19.1 and the Sixth Schedule) be treated as an advance and accordingly in this Clause 29, Clause 19.1 and the Sixth Schedule the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 29.1.

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

                                    PART 11

                                   PAYMENTS

30.  CURRENCY OF ACCOUNT AND PAYMENT

30.1 Sterling is the currency of account and payment for each and every sum at any time due from any of the Borrowers under the Finance Documents Provided that:

     (i) each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

     (ii) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

     (iii) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

     (iv) each payment pursuant to Clause 17.8 or Clause 19.1 shall be made in the currency in which the relevant loss, cost, reduction, increased cost or liability (as the case may be) was suffered or incurred by the Bank; and

     (v) any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

30.2 If any sum due from any of the Borrowers under the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable thereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against such Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation thereto, PLC shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

31.  PAYMENTS

31.1 On each date on which this Agreement requires an amount to be paid by any of the Borrowers or any of the Banks under any of the Finance Documents, such Borrower or, as the case may be, such Bank shall make the same available to the Facility Agent or, as the case may be the relevant Swing-Line Agent:

     (i) in relation to Advances (other than Swing-Line Advances); and where such amount is denominated in sterling, by payment in sterling and in immediately available, freely transferable, cleared funds to the account of Samuel Montagu & Co. Limited, 10 Lower Thames Street, London EC3R 6AE, CHAPS Sort Code 40-48-05 (or such other account or bank as the Facility Agent may have specified for this purpose); or

     (ii) in the case of a Sterling Swing-Line Advance, by payment in sterling and immediately available, freely transferable, cleared funds to the account of Samuel Montagu & Co. Limited, 10 Lower Thames Street, London EC3R 6AE, CHAPS Sort Code 40-48-05 (or such other account or bank as the Sterling Swing-Line Agent may have specified for this purpose); or

     (iii) in the case of a Dollar Swing-Line Advance, by payment in dollars and in same day funds (or such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Dollar Swing-Line Agent's account with such bank in New York as the Dollar Swing-Line Agent may have specified for this purpose); or

     (iv) where such amount is denominated in an Optional Currency, by payment in such Optional Currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such Optional Currency as the Facility Agent shall have specified for this purpose.

31.2 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any or all of the Borrowers to make any payments hereunder in the manner specified in Clause 31.1, then such Borrower may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, such Borrower shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Borrower and such Bank shall immediately notify the Facility Agent or, as the case may be, the relevant Swing-Line Agent thereof and shall promptly thereafter notify the Facility Agent, or as the case may be, the relevant Swing-Line Agent of all payments made direct to such Bank.

31.3 Save as otherwise provided herein, each payment received by an Agent for the account of another person pursuant to Clause 31.1 shall:

     (i) in the case of a payment received for the account of any Borrower, be made available by the relevant Agent to such Borrower by application:

           (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

           (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Borrower shall have previously notified to the relevant Agent for this purpose; and

     (ii) in the case of any other payment, be made available by an Agent to the person for whose account such payment was received (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the relevant Agent.

31.4 All payments required to be made by any of the Borrowers under the Finance Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

31.5 All moneys received, recovered or realised by a Bank by virtue of Clause 27 may, in that Bank's discretion, be credited to a suspense or impersonal account bearing interest and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Borrowers to such Bank hereunder.

31.6 Where a sum is to be paid hereunder to an Agent for account of another person, the relevant Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the relevant Agent, together with an amount sufficient to indemnify the relevant Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

32.  SET-OFF

Each of the Borrowers authorises each Bank to apply any credit balance to which such Borrower is entitled on any account of such Borrower with that Bank in satisfaction of any sum due and payable from such Borrower to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this Clause 32 but any Bank which does so shall promptly notify the Facility Agent thereof. Nothing in this Clause 32 shall confer on any Bank a security interest over any property of any Borrower.

33.  REDISTRIBUTION OF PAYMENTS

33.1 If, at any time, the proportion which any Bank (a "RECOVERING BANK") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement by any of the Borrowers for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "EXCESS AMOUNT") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

     (i) such Recovering Bank shall pay to the Facility Agent an amount equal to such excess amount;

     (ii) there shall thereupon fall due from such Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

     (iii) the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from such Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to Clause 31.3(i)(a) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

33.2 Nothing in this Clause 33 shall confer on any Bank a security interest over any property of any Borrower and the obligations and liabilities of each Borrower arising under this Clause 33 shall have effect accordingly.

33.3 If any sum (a "RELEVANT SUM") received or recovered by a Recovering Bank in respect of any amount owing to it by any of the Borrowers becomes repayable and is repaid by such Recovering Bank, then:

     (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 33.1 shall, upon request of the Facility Agent pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

     (ii) there shall thereupon fall due from such Borrower to each such Bank an amount equal to the amount paid out by it pursuant to paragraph
           (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

33.4 Without prejudice to the preceding provisions of this Clause 33, if the Facility Agent shall receive from PLC or any other Borrower hereunder funds which are insufficient to satisfy in full the obligations of such person under the Finance Documents then due to be discharged, the Facility Agent shall allocate the funds so received in or towards discharging the amounts then so due from such person pro rata to the amounts of such obligations and each party hereto irrevocably authorises and directs the Facility Agent so to act.

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                                    PART 12

                           FEES, COSTS AND EXPENSES

34.  FEES

34.1 PLC shall pay to the Facility Agent for account of each Bank a facility fee on the amount of such Bank's Commitment from day to day during the period beginning on the date on which the Facility Agent has confirmed to PLC that it has received all of the documents and other evidence listed in the Third Schedule and that each is, in form and substance, satisfactory to it and ending on the Termination Date, such facility fee to be calculated at the rate of 0.09 per cent. per annum and payable in arrear on the last day of each successive period of three months which ends during such period and on the Termination Date.

34.2 PLC shall pay to each of the Arrangers the fees specified in the letters of even date herewith from each Arranger to PLC at the time, and in the amount, specified in such letters.

34.3 PLC shall pay to:

     (i) each Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent on behalf of the Agents to PLC at the times, and in the amounts specified in such letter; and

     (ii) the Facility Agent, on behalf of the Banks, the participation fees specified in the letter of even date herewith from the Facility Agent to PLC at the times and in the amounts specified in such letter.

35.  COSTS AND EXPENSES

35.1 PLC shall, from time to time on demand of any Agent, reimburse that Agent and each of the Arrangers for all reasonable costs and expenses (including, without limitation, legal fees) subject to any limitations specified in a letter of even date from the Facility Agent to PLC together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of the Finance Documents and the completion of the transactions therein contemplated.

35.2 PLC shall, from time to time on demand of any Agent, reimburse that Agent, the Arrangers and the Banks for all reasonable costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of that Agent, the Arrangers and the Banks under any of the Finance Documents.

35.3 PLC shall pay all stamp, registration and other taxes to which any of the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of any Agent, indemnify the Agents, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

35.4 If PLC fails to perform any of its obligations under this Clause 35, each Bank shall, in its Proportion, indemnify the Agents and the Arrangers against any loss incurred by any of them as a result of such failure and PLC shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 35.4.

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                                    PART 13

                               AGENCY PROVISIONS

36.  THE AGENTS, THE ARRANGERS AND THE BANKS

36.1 Each Bank hereby appoints each of the Agents to act as its agent in connection with the Finance Documents and authorises the Agents to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agents by the terms of any of the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

36.2 Each Agent may:

     (i)   assume that:

           (a) any representation made by any of the Borrowers in connection with any of the Finance Documents is true;

           (b) no Event of Default or Potential Event of Default has occurred;

           (c) none of the Borrowers is in breach of or default under its obligations under any of the Finance Documents; and

           (d) any right, power, authority or discretion vested in any of the Finance Documents upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

           unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto;

     (ii) assume that the relevant Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

     (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Borrowers upon a certificate signed by or on behalf of such Borrower;

     (v)   rely upon any communication or document believed by it to be genuine;

     (vi) refrain from exercising any right, power or discretion vested in it as agent under any of the Finance Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any of the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

36.3 Each Agent shall:

     (i) promptly inform each Bank of the contents of any notice or document received by it in its capacity as an Agent from any of the Borrowers hereunder;

     (ii) promptly notify each Bank of the occurrence of any Event of Default or any default by any of the Borrowers in the due performance of or compliance with its obligations under any of the Finance Documents of which it has notice in its capacity as an Agent hereunder from any other party hereto;

     (iii) save as otherwise provided herein, act in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all of the Arrangers and the Banks; and

     (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under any of the Finance Documents.

36.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agents nor any of the Arrangers shall:

     (i)   be bound to enquire as to:

           (a) whether or not any representation made by any of the Borrowers in connection with any of the Finance Documents is true;

           (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

           (c) the performance by any of the Borrowers of its obligations under any of the Finance Documents; or

           (d) any breach of or default by any of the Borrowers of or under its obligations under any Finance Document;

     (ii) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account (including without limitation any sum received by it in respect of any Bills purchased by it pursuant to Clause 9.2);

     (iii) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (iv) be under any obligations other than those for which express provision is made in any of the Finance Documents.

36.5 Each Bank shall, in its Proportion, from time to time on demand by any Agent, indemnify that Agent, against any and all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which that Agent may incur, otherwise than by reason of its own fraud, gross negligence or wilful misconduct, in acting in its capacity as agent under the Finance Documents.

36.6 No Agent or Arranger accepts any responsibility for the accuracy and/or completeness of any information supplied by any of the Borrowers in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents and no Agent or Arranger shall be under any liability as a result of taking or omitting to take any action in relation to any of the Finance Documents, save in the case of fraud, gross negligence or wilful misconduct.

36.7 Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of any Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 36.6.

36.8 Any Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

36.9 Any Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto, in which case an Instructing Group (or, in the circumstances referred to in Clause 26.5, such group as is referred to therein), subject always to PLC's consent (not to be unreasonably withheld or delayed), may appoint a successor during such period but if none does so the relevant Agent shall appoint as its successor a reputable and experienced financial institution with offices in London (in the case of the Facility Agent or the Sterling Swing-Line Agent) or New York (in the case of the Dollar Swing-Line Agent). Any such appointment shall take effect upon notice thereof (and, in the case of the Facility Agent and the Sterling Swing-Line Agent, upon notice of the bank in London to which payments to the Facility Agent should thereafter be made, being given to PLC and each Bank, subject always to PLC's consent (not to be unreasonably withheld or delayed) Provided that no such resignation shall be effective until a successor for the relevant Agent is appointed in accordance with the provisions of this Clause 36.

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

36.10 If a successor to an Agent is appointed under the provisions of Clause 36.9, then (i) the relevant retiring Agent shall be discharged from any further obligations hereunder but shall remain entitled to the benefit of the provisions of this Clause 36 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

36.11 It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to the Agents and the Arrangers that it has not relied on and will not hereafter rely on any Agent or Arranger:

     (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any of the Borrowers in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Facility Agent and the Arrangers or any of them); or

     (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

36.12 In acting as agent and/or Arrangers for the Banks, the agency division of each Agent and each Arranger shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 36, in the event that an Agent or, as the case may be, any Arranger should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to that Agent or, as the case may be, such Arranger in such other capacity may be treated as confidential by that Agent or, as the case may be, such Arranger.

36.13 Each Agent shall supply such information to each other Agent as is necessary or desirable for the purposes of this Agreement. In particular, the Facility Agent shall provide each other Agent with copies of all financial statements delivered to it pursuant to Clause 23.1 promptly after receipt of the same and shall notify each other Agent of any breach of Clause 25 or the occurrence of any Event of Default promptly upon becoming aware of the same.

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

                                    PART 14

                           ASSIGNMENTS AND TRANSFERS

37.  BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

38.  ASSIGNMENTS AND TRANSFERS BY THE BORROWERS

None of the Borrowers shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

39.  ASSIGNMENTS AND TRANSFERS BY BANKS

39.1 Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 39.3 all or any of its rights, benefits and obligations hereunder. Provided that the transferee is a Qualifying Bank and an Eligible Bank and (save in the case of an assignment of rights and benefits, or a transfer, to (i) any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank or (ii) any other Bank) no such assignment or transfer may be made without the prior written consent of PLC. No Bank may enter into a sub-participation agreement in relation to any of its rights and/or obligations under any Finance Document without the prior written consent of PLC thereto.

39.2 If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 39.1, then, unless and until the assignee has undertaken in favour of the Agents, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank, the Agents, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

39.3 If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 39.1, then such transfer may be effected by the delivery to the Facility Agent (copied to PLC, the Dollar Swing-Line Agent and the Sterling Swing-Line Agent) of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

     (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, each of the Borrowers and such Bank shall be released from further obligations towards one another hereunder and their respective rights and benefits against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 39.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

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

     (ii) each of the Borrowers and the Transferee party thereto shall assume obligations towards one another and/or acquire rights and benefits against one another which differ from such discharged rights and obligations only insofar as such Borrower and such Transferee have assumed and/or acquired the same in place of such Borrower and such Bank; and

     (iii) the Agents, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

39.4 On the date upon which a transfer takes effect pursuant to Clause 39.3, the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of (Pounds)300.

40.  DISCLOSURE OF INFORMATION

No Bank may disclose to a proposed assignee or Transferee or other person proposing to enter or having entered into a contract with such Bank in relation to this Agreement any information in the possession of such Bank relating to PLC and its subsidiaries except:

           (i)    information which is generally available; or

           (ii) information which has been approved by PLC for the purpose of such disclosure; or

           (iii) to a proposed assignee or Transferee named in a consent of PLC to an assignment or transfer contemplated by Clause 39, where such disclosure is in connection with the proposed assignment or transfer.

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

                                    PART 15

                                 MISCELLANEOUS

41.  ACCEDING AND SECEDING BORROWERS

41.1 If the Facility Agent has confirmed to PLC that the conditions set forth in the Third Schedule have been satisfied, PLC may request that any of its wholly-owned subsidiaries becomes an Acceding Borrower for the purposes of utilising the Facility by delivering, or procuring the delivery to, the Facility Agent (copied to the Dollar Swing-Line Agent and the Sterling Swing-Line Agent) of a Borrower Accession Memorandum duly executed by PLC and such subsidiary.

41.2 Upon delivery of a Borrower Accession Memorandum, the Acceding Borrower shall, subject to the terms and conditions of this Agreement, acquire all the rights and assume all the obligations of a Borrower hereunder Provided that the Facility Agent has confirmed to PLC that it has received, in a form satisfactory to it, all the documents set out in the Eighth Schedule.

41.3 If at any time a Borrower (other than PLC) is under no actual or contingent obligation under or pursuant to any Finance Document, PLC may declare that such Borrower shall cease to be a Borrower hereunder by delivering to the Facility Agent a Borrower Secession Memorandum to that effect in which event such Borrower shall forthwith cease to be a Borrower upon receipt by the Facility Agent of such notice.

42.  CALCULATIONS AND EVIDENCE OF DEBT

42.1 Interest and facility fees shall accrue from day to day and shall be calculated on the basis of a year of 365 days (or, in the case of any Advance denominated in an Optional Currency (other than Hong Kong dollars and Belgian francs) 360 days) and the actual number of days elapsed (or, in any case where market practice differs, in accordance with market practice).

42.2 Acceptance commission in respect of any Bill shall be calculated on the basis of a year of 365 days and the actual number of days in the Tenor thereof (or, in any case where market practice differs, in accordance with market practice).

42.3 If on any occasion a Reference Bank or Bank fails to supply any Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to such Agent.

42.4 Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

42.5 The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder and the face amount of any Bill accepted and, in each case, the name of the Bank to which such sum relates, (ii) the amount of all principal, interest and other sums due or to become due from any of the Borrowers to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Agents hereunder and each Bank's share therein.

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

42.6 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses 42.4 and 42.5 shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

42.7 A certificate of a Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 17.1 or (ii) the amount for the time being required to indemnify it against any such cost, reduction, increased cost, payment or liability as is mentioned in Clause 17.8 or 19.1 shall, in the absence of manifest error, be conclusive for the purposes of this Agreement and prima facie evidence in any legal action or proceeding arising out of or in connection with this Agreement.

42.8 A certificate of any Agent as to the amount at any time due from any Borrower hereunder or the amount which, but for any of the obligations of any Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Part 9 and prima facie evidence in any legal action or proceeding arising out of or in connection with this Agreement.

43.  REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Agents, the Arrangers and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

44.  PARTIAL INVALIDITY

If, at any time, any provision of any Finance Document is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Finance Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

45.  AMENDMENTS

45.1 Any amendment, waiver, modification, variation or consent in respect hereof which is agreed to in writing by PLC on behalf of the Borrowers, the Agents and an Instructing Group (or, in the circumstances referred to in Clause 26.5, such group as is referred to therein) shall be binding upon all the other parties hereto Provided that:

     (i) any amendment, waiver, modification or variation of Clause 46 agreed to in writing by PLC on behalf of the Borrowers and any Agent in respect of their respective rights and obligations to each other under such Clause shall be binding on all the other parties hereto;

     (ii) this Clause 45 shall not authorise (without the prior written consent of all the Banks) any amendment, waiver, modification, variation or consent which would have the effect of:-

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

           (a) changing the rate at which interest is payable under this Agreement;

           (b) extending the date for, or altering the amount or currency of, any payment of principal, interest, fee, commission or any other amount payable under this Agreement;

           (c) increasing any Bank's participation in the Facility, the Available Facility or the Available Swing-Line Facility;

           (d) changing the Termination Date;

           (e) waiving or changing any of the conditions under which a Competitive Advance or Competitive Bill is to be made or accepted hereunder; or

           (f) varying (i) the definition of Instructing Group; (ii) any of Clauses 26.5, 27 and 28; (ii) this Clause 45; or (iv) any other provision of this Agreement which requires the consent of all the Banks; and

     (iii) notwithstanding any other provision hereof, none of the Agents shall be obliged to agree any such amendment, waiver, modification, variation or consent if the same would otherwise have the effect of amending, modifying, or waiving any of the Agents' rights under this Agreement or subjecting any of the Agents to any additional obligations hereunder.

45.2 If PLC requests any amendment, waiver, modification, variation or consent in accordance with Clause 45.1, then PLC shall, within five business days of demand of any Agent, reimburse that Agent for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred by that Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 45.1.

46.  NOTICES

46.1 Each communication to be made hereunder shall, unless otherwise stated, be made in writing by telex, telefax or letter. Communications made by telefax by PLC or any other Borrower to any Agent shall be confirmed by a telephone call from the relevant Agent to an Authorised Verifier of PLC or such other Borrower (as the case may be) (and if not so confirmed, the original telefax communication will be void) and by letter. A failure to confirm such telefax communication by letter will not affect the validity of the original telefax communication. Communications made by telefax to any Agent by any person other than PLC or any other Borrower shall be confirmed by letter, but a failure to do so will not affect the validity of the original telefax communication.

46.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified otherwise) be made or delivered to that other person at the address (in the case of a letter), telefax number (in the case of a telefax), telex number (in the case of a telex) and if applicable, to the person and department identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee or, in the case of an Acceding Borrower, in the Borrower Accession Memorandum to which it is a party). Any communication or document to be made or delivered under this Agreement shall be effective only when received at the address, letter or telefax number and, if applicable, person and department, to which it is to be sent pursuant to Clause 46.2.

46.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

47.  COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

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                                    PART 16

                              LAW AND JURISDICTION

48.  LAW

This Agreement shall be governed by, and shall be construed in accordance with, English law.

49.  JURISDICTION

49.1 Each of the parties hereto irrevocably agrees for the benefit of the Agents, the Arrangers and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Finance Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

49.2 Without prejudice to Clause 49.1, each Borrower further irrevocably agrees for the benefit of the Agents, the Arrangers and the Banks that any proceedings arising out of or in connection with this Agreement may be brought in the New York State Supreme Court, First Department, or the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, the City of New York, State of New York and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

49.3 Each of the Borrowers irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 49.1 or 49.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

49.4 Each of the Borrowers which is not incorporated in England and Wales agrees that the process by which any suit, action or proceeding is begun in England may be served on it by being delivered to Pearson plc at 3 Burlington Gardens, London W1X 1LE or other its registered office for the time being. Each of the Borrowers which is not incorporated in New York agrees that the process by which any suit, action or proceedings begin in New York may be served on it by being delivered to Pearson Inc. at One Rockefeller Plaza, New York, NY 10020, USA or other its principal place of business in New York for the time being. If the appointment of the person mentioned in this Clause 49.4 ceases to be effective in respect of any or all of the Borrowers, such Borrower or Borrowers shall immediately appoint a further person in England or, New York, as the case may be, to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to such Borrower or Borrowers. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

49.5 The submission to the jurisdiction of the courts referred to in Clauses
49.1 and 49.2 shall not (and shall not be construed so as to) limit the right of the Agents, the Arrangers and the Banks or any of them to take proceedings against any of the Borrowers in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

49.6 Each of the Borrowers hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                              THE FIRST SCHEDULE

                                    PART I

                                   THE BANKS

BANK                                                 FACILITY OFFICE(S)                                        COMMITMENT (Pounds)

Midland Bank plc                                     Midland Bank plc                                               27,500,000
                                                     27-32 Poultry
                                                     London
                                                     EC2P 2BX

                                                     Tel:   0171 260 8000
                                                     Fax:   0171 260 4800
                                                     Telex: 8954744



Union Bank of Switzerland                            Union Bank of Switzerland                                      27,500,000
                                                     P O Box 428
                                                     100 Liverpool Street
                                                     London
                                                     EC2M 2RH

                                                     Tel:   0171 901 3333
                                                     Fax:   0171 901 3903
                                                     Telex: 941 3848/3944 UBS COR G


Australia and New Zealand Banking Group Limited      Australia and New Zealand Banking Group Limited                27,000,000
                                                     Minerva House
                                                     P O Box 7
                                                     Montague Close
                                                     London
                                                     SE1 9DH

                                                     Tel:   0171 378 2121
                                                     Fax:   0171 378 2880/2378
                                                     Telex: 8812741 Anzbka g
                                                            885043-6 Grndly g



Banque Nationale de Paris,                           Banque Nationale de Paris, London Branch                       27,000,000
London Branch                                        P O Box 781
                                                     8-13 King William Street
                                                     London
                                                     EC4N 7QJ

                                                     Tel:   0171 895 7070
                                                     Fax:   0171 929 0310
                                                     Telex: 883412 BNPLNX G


Barclays Bank PLC                                     Barclays Bank PLC                                             27,000,000
                                                      Murray House
                                                      1 Royal Mint Court
                                                      London
                                                      EC3N 4HH

                                                      Tel:   0171 488 1144
                                                      Fax:   0171 696 3048
                                                      Telex: 934148 BBSAIO G




Credit Lyonnais                                       Credit Lyonnais                                               27,000,000
                                                      P O Box 81
                                                      84-94 Queen Victoria Street
                                                      London
                                                      EC4P 4LX

                                                      Tel:   0171 634 8000
                                                      Fax:   0171 489 1559/1909
                                                      Telex: 885479



Deutsche Bank AG, London                              Deutsche Bank AG, London                                      27,000,000
                                                      6 Bishopsgate
                                                      London
                                                      EC2P 2AT

                                                      Tel:   0171 971 7000
                                                      Fax:   0171 971 7455
                                                      Telex: 9401 5555




National Westminster Bank Plc                         National Westminster Bank Plc                                 27,000,000
                                                      135 Bishopsgate
                                                      London
                                                      EC2M 3UR

                                                      Tel:   0171 334 1000
                                                      Fax:   0171 375 5524
                                                      Telex: 882121

Royal Bank of Canada                                  Royal Bank of Canada          Royal Bank of Canada            27,000,000
                                                      71 Queen Victoria Street      Grand Cayman
                                                      London                        (North America No. 1)
                                                      EC4V 4DE                      Branch
                                                                                    c/o New York Branch
                                                                                    Financial Square
                                                                                    23rd Floor
                                                                                    New York
                                                                                    NY 10005-3531

                                                      Tel:   0171 489 1188          Tel:   00 1 212 428 6200
                                                      Fax:   0171 248 6322          Fax:   00 1 212 428 2372
                                                      Telex: 929111 RBCCTY          Telex: MCT 625219 ROYBAN





The Sumitomo Bank, Limited                            The Sumitomo Bank, Limited                                    27,000,000
                                                      Temple Court
                                                      11 Queen Victoria Street
                                                      London
                                                      EC4N 4TA

                                                      Tel:   0171 786 1000
                                                      Fax:   0171 236 0049
                                                      Telex: 887667


Toronto-Dominion Bank                                 Toronto-Dominion Bank                                         27,000,000
                                                      Triton Court
                                                      14/18 Finsbury Square
                                                      London
                                                      EC2A 1DB

                                                      Tel:   0171 920 0272
                                                      Fax:   0171 638 0006
                                                      Telex: 886142




Westdeutsche Landesbank Girozentrale                  Westdeutsche Landesbank Girozentrale, London Branch           27,000,000
                                                      51 Moorgate
                                                      London
                                                      EC2R 6AE

                                                      Tel:   0171 638 6141
                                                      Fax:   0171 374 8546
                                                      Telex: 887984/5

                                                                                              TOTAL                 325,000,000


                                    PART II

                              THE SWING-LINE BANKS

BANK                              FACILITY OFFICE                                                         SWING-LINE COMMITMENT
                                  (STERLING)                   (DOLLARS)                              EXPRESSED AS A PERCENTAGE
                                                                                                        OF THE TOTAL SWING-LINE
                                                                                             COMMITMENTS OF Pounds 150,000,000
Midland Bank plc                  27-32 Poultry                140 Broadway                                              8.4615
                                  London                       New York
                                  EC2P 2BX                     NY 10005
                                                               USA

                                  Tel:   0171 260 8000         Tel:   00 1 212 658 2700
                                  Fax:   0171 260 4800         Fax:   00 1 212 658 1344
                                  Telex: 8954744               Telex: 62390



Union Bank of Switzerlan          Union Bank of Switzerland    Union Bank of Switzerland                                 8.3077
                                  P O Box 428                  299 Park Avenue
                                  100 Liverpool Street         New York
                                  London                       NY 10171
                                  EC2M 2RH                     USA

                                  Tel:   0171 901 3333         Tel:    00 1 212 230 4000
                                  Fax:   0171 901 3903         Fax:    00 1 212 821 3891
                                  Telex: 941 3848/3944         Telex:  620 317
                                         COR G


Australia and New Zealand               Australia and New Zealand    Australia and New Zealand                       8.3077
Banking Group Limited                   Banking Group Limited        Banking Group Limited
                                        Minerva House                1177 Avenue of the Americas
                                        P O Box 7                    New York
                                        Montague Close               New York 10036-2798
                                        London                       USA
                                        SE1 9DH

                                        Tel:   0171 378 2121         Tel:   00 1 212 801 9800
                                        Fax:   0171 378 2880/2378    Fax:   00 1 212 801 9131
                                        Telex: 8812741 Anzbka g      Telex: 667 559
                                               885043-6 Grndly g

Banque Nationale de Paris,              Banque Nationale de Paris,   Banque Nationale de Paris                       8.3077
London Branch                           London Branch                499 Park Avenue
                                        P O Box 781                  New York
                                        8-13 King William Street     NY 10022
                                        London                       USA
                                        EC4N 7QJ

                                        Tel:    0171 895 7070        Tel:   00 1 212 415 9700
                                        Fax:    0171 929 0310        Fax:   00 1 212 415 9696
                                        Telex:  883412 BNPLNX G      Telex: 824209 ABNPWFC UF


Barclays Bank PLC                       Barclays Bank PLC            Barclays Bank PLC                               8.3077
                                        Murray House                 Murray House
                                        1 Royal Mint Court           1 Royal Mint Court
                                        London                       London
                                        EC3N 4HH                     EC3N 4HH

                                        Tel:   0171 488 1144         Tel:   0171 488 1144
                                        Fax:   0171 696 3048         Fax:   0171 696 3048
                                        Telex: 934148 BBSAIO G       Telex: 934148 BBSAIO G


Credit Lyonnais                         Credit Lyonnais              Credit Lyonnais
                                        P O Box 81                   1301 Avenue of the                              8.3077
                                        84-94 Queen Victoria Street  Americas
                                        London                       New York 10019
                                        EC4P 4LX                     USA

                                        Tel:    0171 634 8000        Tel:   00 1 212 261 7150
                                        Fax:    0171 489 1559/1909   Fax:   00 1 212 459 3174
                                        Telex:  885479               Telex: 62410



Deutsche Bank AG,                       Deutsche Bank AG, London     Deutsche Bank AG,                               8.3077
London                                  6 Bishopsgate                New York Branch
                                        London                       31 West 52nd Street
                                        EC2P 2AT                     New York
                                                                     NY 10019
                                                                     USA

                                        Tel:    0171 971 7000        Tel:    00 1 212 474 8000
                                        Fax:    0171 971 7455        Fax:    00 1 212 474 8115
                                        Telex:  9401 5555            Telex:  429166

National Westminster Bank Plc           National Westminster         National Westminster                            8.3077
                                        Bank Plc                     Bank Plc
                                        135 Bishopsgate              New York Branch
                                        London                       175 Water Street
                                        EC2M 3UR                     New York
                                                                     NY 10038
                                                                     USA

                                        Tel:    0171 334 1000        Tel:     00 1 212 602 4000
                                        Fax:    0171 375 5524        Fax:     00 1 212 602 4118
                                        Telex:  882121               Telex:   232222 NWB KUR


Royal Bank of Canada                    Royal Bank of Canada         Royal Bank of Canada                            8.3077
                                        71 Queen Victoria Street     Grand Cayman
                                        London                       (North America No. 1)
                                        EC4V 4DE                     Branch
                                                                     c/o New York Branch
                                                                     Financial Square
                                                                     23rd Floor
                                                                     New York
                                                                     NY 10005-3531
                                                                     USA

                                        Tel:    0171 489 1188        Tel:   00 1 212 428 6200
                                        Fax:    0171 248 6322        Fax:   00 1 212 428 2372
                                        Telex:  929111 RBCCTY        Telex: MCT 625219 ROYBAN

The Sumitomo Bank, Limited              The Sumitomo Bank, Limited   The Sumitomo Bank, Limited                      8.3077
                                        Temple Court                 277 Park Avenue
                                        11 Queen Victoria Street     New York
                                        London                       NY 10172
                                        EC4N 4TA                     USA

                                        Tel:   0171 786 1000         Tel:   00 1 212 224 4441
                                        Fax:   0171 236 0049         Fax:   00 1 212 539 9522
                                        Telex: 887667                Telex: 420515

Toronto-Dominion Bank                   Toronto-Dominion Bank        Toronto-Dominion Bank                           8.3077
                                        Triton Court                 Houston Agency
                                        14/18 Finsbury Square        909 Fannin Street
                                        London                       17th Floor
                                        EC2A 1DB                     Houston
                                                                     Texas 77010

                                        Tel:   0171 920 0272         Tel:   00 1 713 653 8208
                                        Fax:   0171 638 0006         Fax:   00 1 713 951 9921
                                        Telex: 886142                Telex: N/A


Westdeutsche Landesbank                 Westdeutsche Landesbank      Westdeutsche Landesbank                         8.3077
Girozentrale                            Girozentrale,                Girozentrale,
                                        London Branch                New York Branch
                                        51 Moorgate                  1211 Avenue of the Americas
                                        London                       New York
                                        EC2R 6AE                     NY 10036
                                                                     USA

                                        Tel:   0171 638 6141         Tel:   00 1 212 852 6000
                                        Fax:   0171 374 8546         Fax:   00 1 212 852 6300
                                        Telex: 887984/5              Telex: N/A


                                                                             TOTAL                                   100.00


                              THE SECOND SCHEDULE

                          FORM OF TRANSFER CERTIFICATE

To: [Facility Agent] as Facility Agent for the Banks and on behalf of the Borrowers cc:  [Dollar Swing-Line Agent and Sterling Swing-Line Agent]


                              TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Facility Agreement") dated [          ] 199[  ] whereby a
Pounds 325,000,000 multicurrency multi-option credit facility was made available to Pearson plc ("PLC") and Pearson Inc as original borrowers under the guarantee of PLC as guarantor by a group of banks on whose behalf Samuel Montagu & Co. Limited acted as facility agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT" or "ADVANCE(S)" accurately summarises its Commitment and/or, as the case may be, the Term and Repayment Date of one or more existing Advances made by it and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or such Advance(s) by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 39.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Borrowers.

5.   Execution of this Transfer Certificate by the Transferee constitutes:


     (i) its representation to the Transferor and/or other parties to the Facility Agreement that it has power to become a party to the Facility Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this transfer certificate; and

     (ii) a representation to each Borrower resident in the United Kingdom for tax purposes that, as at the date hereof, such Bank is, acting through its Facility Office for the purpose of Utilisations (other than by way of Dollar Swing-Line Advances) by that Borrower, a Qualifying Bank and that it presently intends that all amounts of interest payable to that Facility Office under the Facility Agreement by that Borrower will be brought into account as a trading receipt of a bona fide banking business carried on by it in the United Kingdom.

6. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of any of the Borrowers or for the performance and observance by such Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any of the Borrowers or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                  THE SCHEDULE

1.   Bank:

2.   Transferee:

3.   Transfer Date:

4.   Commitment:        Portion Transferred

5.   Advance(s):

        Term and Repayment Date                     Portion Transferred

6.   Bill(s):

       Tenor and Maturity Date                     Portion Transferred



[Transferor Bank]                        [Transferee Bank]

By:                                      By:

Date:                                    Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

London Facility Office Address:   New York Facility Office Address:

Contact Name:                     Contact Name:


Telex:                            Telex:

Telefax:                          Telefax:

Telephone:                        Telephone:

Account for Payments              Account for Payments
in sterling:                      in dollars:

                               THE THIRD SCHEDULE

                              CONDITIONS PRECEDENT

1.   In relation to each of the Original Borrowers:

     (i) a copy, certified a true copy by a duly authorised officer of such Original Borrower, of the constitutive documents of such Original Borrower;

     (ii) a copy, certified a true copy by a duly authorised officer of such Original Borrower, of a resolution of the Board of Directors of such Original Borrower (or a duly authorised committee thereof) approving the execution, delivery and performance of the Finance Documents and the terms and conditions hereof and authorising a named person or persons to sign the Finance Documents and any documents to be delivered by such Original Borrower pursuant hereto or in connection herewith and to make Utilisations hereunder;

     (iii) a certificate of a duly authorised officer of such Original Borrower setting out the names of persons authorised to verify notices and communications as contemplated in Clause 46.1 and the names and signatures of the persons authorised to sign, on behalf of such Original Borrower, the Finance Documents and any documents to be delivered by such Original Borrower pursuant hereto or in connection herewith and to make Utilisations hereunder; and

     (iv) if the resolution (referred to in (ii) above) is that of a committee of the Board of Directors, a copy, certified by the Secretary or an Authorised Signatory of such Original Borrower, to be a true, complete and up to date resolution of the Board of Directors of such Original Borrower appointing such committee with authority to authorise the matters referred to in (ii) above.

2. A certificate addressed to the Facility Agent and signed by an officer of each Original Borrower stating that the execution by such Original Borrower of the Finance Documents, the performance by it of its obligations thereunder and the utilisation by it of the Facility are within its corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its Memorandum or Articles of Association (or other equivalent constitutive documents), agreement or otherwise) or on the right or ability of its Directors to exercise such powers, to be exceeded or breached.

3. For Pearson Inc., an opinion of Pearson Inc.'s counsel in the jurisdiction of incorporation of Pearson Inc. in a form satisfactory to the Facility Agent.

4. An opinion of Clifford Chance, solicitors to the Agents, in substantially the form distributed to the Banks prior to the execution hereof.

5. Evidence that PLC has agreed to act as the agent of the Borrowers (other than itself) for the service of process in England.

6. Evidence that Pearson Inc. has agreed to act as the agent of the Borrowers (other than itself) for the service of process in New York.

7. Evidence that a notice cancelling the commitments under the 1988 Facility has been delivered to the Agent thereunder and evidence satisfactory to the Facility Agent that such commitments will be cancelled and all outstandings under the 1988 Facility reduced to zero on or prior to the Utilisation Date of the first Utilisation hereunder.

8. A power of attorney substantially in the form of the Twelfth Schedule issued by PLC.

                              THE FOURTH SCHEDULE


                              UTILISATION REQUEST

From:  [Name of Borrower]

To:    [Facility Agent]

cc:    [each other Agent]

Dated:

Dear Sirs,

1.   Reference is made to the multi-currency multi-option facility agreement,
dated [     ] August, 1995 (as the same may be amended, varied, novated or supplemented from time to time, the "AGREEMENT"), between Pearson plc and Pearson Inc. as original borrowers, the Banks as defined therein, Samuel Montagu & Co. Limited as agent and others.

2. We hereby give you notice that, pursuant to the Facility Agreement, we wish the Banks to *[make Advances/Dollar Swing-Line Advances/Sterling Swing-Line Advances/accept Bills] as follows:


     (i)    Currency

    (ii)    Aggregate *[principal/face] amount:

   (iii)    Utilisation Date:

    (iv)    *[Term/Tenor]:

     (v)    *[Repayment Date/Maturity Date]:

3. We confirm that, at the date hereof, the representations set out in Clause 22 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred which has not been remedied or waived pursuant to Clause 45.

-------------------------------------------------------------------------------
*  Delete as appropriate

4. The proceeds of this Utilisation should be credited to [insert account details].

                                Yours faithfully


                         .............................
                              for and on behalf of
                               [NAME OF BORROWER]

                               THE FIFTH SCHEDULE

                                   TIMETABLES

                        UTILISATION BY MEANS OF ADVANCES


"D"         =     Utilisation Date
"D-x"       =     x business days prior to Utilisation Date
"Bs"        =     Banks
"SLA"       =     Relevant Swing-Line Agent
"SLBs"      =     Swing-Line Banks
"FA"        =     Facility Agent
"(   )"     =     Clause number of Agreement


        ADVANCES OTHER THAN SWING-LINE ADVANCES AND COMPETITIVE ADVANCES


                                          STERLING             OPTIONAL CURRENCY
                                          ADVANCES             ADVANCES
                                          (LONDON TIME)        (LONDON TIME)

1.      Utilisation Request to FA (6.1)   D-1  10.00 a.m.      D-3    10.00 a.m.

2.      FA to notify Bs of                D-1   Noon           D-3    Noon
        allocations (6.10)

3.      LIBOR fixing (1.1)                D     11.00 a.m.     D-2    11.00 a.m.


                              SWING-LINE ADVANCES


                                          STERLING SWING-LINE  DOLLAR SWING-LINE
                                          ADVANCES             ADVANCES
                                          (LONDON TIME)        (NEW YORK TIME)


1.   Utilisation Request to FA            D 9.45 a.m.          D 11.00 a.m.
     with copy to SLA (6.4)

2.   SLA to notify Bs of                  D 10.30 a.m.         D Noon
     allocations (6.10)

3.   Rate Fixing                          D 11.00 a.m.         N/A

4.   SLBs to advise SLA of wire number        N/A                   D 2.00 p.m.
     effecting transfer (6.6)

5.   SLA to advise Borrower of
     wire number effecting transfer           N/A                   D 2.00 p.m.

6.   Payment by SLBs to SLA                   D 1.00 p.m.           D 2.00 p.m.

7.   Payment by SLA to relevant Borrower      D 2.00 p.m.           D 2.30 p.m.

                              COMPETITIVE ADVANCES


                                              STERLING              OPTIONAL CURRENCY
                                              COMPETITIVE ADVANCES  COMPETITIVE ADVANCES
                                              (LONDON TIME)         (LONDON TIME)


1.   Competitive Bid Request to FA (8.2)      D-2 11.00 a.m.        D-4 11.00 a.m.

2.   FA to send Invitation for Competitive    D-2 2.00 p.m.         D-4 2.00 p.m.
     Bids to Bs (8.3)

3.   Bs send Competitive Bids to FA (8.4)     D-1 9.00 a.m.         D-3 9.00 a.m.

4.   FA to notify relevant Borrower of        D-1 10.30 a.m.        D-3 10.30 a.m.
     Competitive Bids (8.5)

5.   Borrower to confirm to FA the            D-1 Noon              D-3 Noon
     Requested Amount

6.   FA to notify Bs of acceptance/rejection  D-1 3.00 p.m.         D-3 3.00 p.m.
     and allocations (8.8)

7.   LIBOR fixing (1.1)                       D  11.00 a.m.         D-2 11.00 a.m.


                         UTILISATION BY MEANS OF BILLS

"D"          =    Utilisation Date
"D-x"        =    x business days prior to Utilisation Date
"Bs"         =    Banks
"FA"         =    Facility Agent
"(   )"      =    Clause number of Agreement


                       BILLS OTHER THAN COMPETITIVE BILLS


1.      Utilisation Request to FA (6.1)                D-1 10.00 a.m.

2.      FA to notify Bs of allocations (6.10)          D-1 Noon

3.      If applicable Bs to notify FA                  D-1  3.00 p.m.
        of election to make an Advance (7.1)

4.      If applicable Bs to notify FA                  D-1  3.00 p.m.
        that FA will not be required to
        discount Bills (6.11)

5.      FA to elect whether or not to                  D   11.00 a.m.
        purchase any Bills (9.2)

6.      Eligible Bill Discount Rate                    D   11.00 a.m.
        Fixing (1.1 and 9.2)

7.      If applicable Bills to be delivered            D   11.00 a.m.
        by FA to relevant Bs (9.1)

8.      FA to notify relevant Borrower and relevant    D   11.30 a.m.
        Bs to which Clause 9.3 or 9.4 applies of Eligible Bill Discount Rate (9.2)

9.      If applicable Bills to be returned             D   1.00 p.m.
        to FA (9.1)

                               COMPETITIVE BILLS


1.   Competitive Bid request to FA (8.2)                              D-2  11.00 a.m.

2.   FA to send Invitation for Competitive Bids to Bs (8.3)           D-2   2.00 p.m.

3.   Bs send Competitive Bids to FA (8.4)                             D-1   9.00 a.m.

4.   FA to notify relevant Borrower of Competitive Bids (8.5)         D-1  10.30 a.m.

5.   Borrower to notify FA of Requested Amount (8.6)                  D-1   Noon

6.   FA to notify Bs of acceptance/rejection and                      D-1   3.00
     allocation (8.8) p.m.

7.   If applicable Bs to notify FA that FA will not be                D-1   5.00 p.m.
     required to discount Bills (6.10)

8.   If applicable Bills to be delivered by FA to relevant            D     11.00 a.m.
     Bs (9.1)

9.   Eligible Bill Discount Rate Fixing (1.1 and 9.2)                 D     11.00 a.m.

10.  FA to notify the relevant Borrower and relevant Bs to which      D     11.30 a.m.
     Clause 9.3 or 9.4 applies of Eligible Bill Discount Rate (9.2)

11.  If applicable Bills to be returned to FA (9.1)                   D     1.00 p.m.


                               THE SIXTH SCHEDULE

                             ASSOCIATED COSTS RATE

1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England in respect of Advances denominated in sterling will be calculated by the Facility Agent in relation to each Advance on the basis of rates to be supplied by each of the Reference Banks by reference to the circumstances existing on the first day of the Term in respect of such Advance and, if such Term exceeds three months, at three calendar monthly intervals from the first day of such Term during its duration in accordance with the following formula:

              AB + C(B - E) + D(B - F)         per cent. per annum
              ------------------------
                     100 - (A + D)

Where:

     A is the percentage of eligible liabilities which such Reference Bank is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate per annum at which sterling deposits are offered by such Reference Bank, in accordance with its normal practice, for a period equal to (i) the Term (or, as the case may be, remainder of such Term) in respect of the relevant Advance or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11.00 a.m. in a sum approximately equal to the amount of such Advance.

     C is the percentage of eligible liabilities which such Reference Bank is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt edged market makers.

     D is the percentage of eligible liabilities which such Reference Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

     E is the percentage rate per annum at which members of the LDMA are offered sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from such Reference Bank for such period as determined in accordance with B above at or about 11.00 a.m.

     F is the percentage rate per annum payable by the Bank of England to such Reference Bank on interest bearing special deposits.

2. For the purposes of this Schedule "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them from time to time by the Bank of England.

3. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent. and B is 12 per cent., AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting E from B or F from B shall be taken as zero.

7. The arithmetic mean of the resulting figures for each Reference Bank shall be calculated and shall then be rounded upwards, if not already such a multiple, to the nearest 0.0001 per cent. per annum.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Term to which they relate.

9. The Facility Agent's determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Facility Agent may from time to time, after consultation with PLC and the Banks, determine and notify to all the parties hereto any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in sterling (including without limitation, any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                              THE SEVENTH SCHEDULE

                     FORM OF BORROWER ACCESSION MEMORANDUM

To:    [Facility Agent]

CC:    [Dollar Swing-Line Agent and Sterling Swing-Line Agent]

From:  [PLC and Subsidiary]

Dated:

Dear Sirs,

1.   We refer to an agreement (the "Facility Agreement") dated [    ], August
1995 and made between Pearson plc ("PLC") and Pearson Inc as original borrowers, PLC as guarantor, Midland Bank plc and Union Bank of Switzerland as arrangers, Samuel Montagu & Co. Limited as facility agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Facility Agreement shall bear the same meaning herein.

3. PLC hereby requests that [Subsidiary] become an Acceding Borrower pursuant to Clause 41.1 of the Facility Agreement.

4. [Subsidiary] is a corporation duly organised under the laws of [Name of Relevant Jurisdiction].

5. [Subsidiary] undertakes to deliver the documents listed in the Eighth Schedule to the Facility Agreement.

6. [Subsidiary] hereby agrees to such request and accordingly undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Facility Agreement by a Borrower in all respects as if it had been an original party thereto as an Original Borrower.

7. PLC confirms that it will guarantee in accordance with Clause 27 of the Facility Agreement all the obligations of [Subsidiary] under the Finance Documents in all respects in accordance with the terms of the Facility Agreement.

8.   PLC (on behalf of itself and each other Borrower):

          (i) hereby makes, for the benefit of the Agents and each of the Banks, each of the representations set out in Clause 22 of the Facility Agreement; and

         (ii) confirms that no Event of Default or Potential Event of Default has occurred and is continuing.

9.   [Subsidiary's] administrative details as follows:

           Address:
           Telephone No.:
           Telex No.:
           Telefax No.:

10. This memorandum shall be governed by and construed in all respects in accordance with English law.



     Pearson plc  [Subsidiary]

     By: .....................  By: .....................

                              THE EIGHTH SCHEDULE

              DOCUMENTS TO ACCOMPANY BORROWER ACCESSION MEMORANDUM


1. A copy, certified a true copy by a duly authorised officer of the proposed Borrower of the constitutive documents of such proposed Borrower.

2. A copy, certified a true copy by a duly authorised officer of the proposed Borrower, of a board resolution of such proposed Borrower approving the execution and delivery of a Borrower Accession Memorandum, the accession of such proposed Borrower to the Facility Agreement and the performance of its obligations under the Finance Documents and authorising a person or persons (specified by name or office) on behalf of such proposed Borrower to sign such Borrower Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Borrower pursuant thereto or in connection herewith and to make Utilisations hereunder.

3. A certificate of a duly authorised officer of the proposed Borrower setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph 2 above and the names of persons authorised to verify notices and communications as contemplated in Clause 46.1.

4. Where the proposed Borrower is not incorporated in England and Wales, a copy, certified a true copy by or on behalf of the proposed Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Borrower Accession Memorandum legal, valid, binding and enforceable, to make such Borrower Accession Memorandum admissible in evidence in the proposed Borrower's jurisdiction of incorporation and to enable the proposed Borrower to perform its obligations thereunder and under the other Finance Documents.

5. Legal opinions of English solicitors and, where such proposed Borrower is not incorporated in England and Wales, counsel in the proposed Borrower's jurisdiction of incorporation in a form satisfactory to the Facility Agent.

                               THE NINTH SCHEDULE

                     FORM OF BORROWER SECESSION MEMORANDUM

To:    [the Facility Agent]

CC:    [The Dollar Swing-Line Agent and the Sterling Swing-Line Agent]

From:  Pearson plc


Dated:

Dear Sirs,

1.   We refer to an agreement (the "Facility Agreement") dated [    ], August
1995 and made between Pearson plc ("PLC") and Pearson Inc as original borrowers, PLC as guarantor, Midland Bank plc and Union Bank of Switzerland as arrangers, Samuel Montagu & Co. Limited as facility agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Facility Agreement shall bear the same meaning herein.

3. We hereby declare that [name of Borrower other than PLC] is under no actual or contingent obligation under or pursuant to any Finance Document in its capacity as a Borrower.

4. Accordingly, pursuant to Clause 41.3 of the Facility Agreement and with effect from receipt of this notice, [name of relevant Borrower] shall cease to be a Borrower under the Facility Agreement.


                                Yours faithfully



                              For and on behalf of
                                  Pearson plc

                               THE TENTH SCHEDULE

                             EXISTING ENCUMBRANCES


1. A first charge created by S. Pearson & Son Limited over the net earnings of the Partnership and a further charge on the undertaking and all property and assets present and future, including uncalled capital dated 4th December, 1901, in order to secure an issue of debentures totalling Pounds 750,000; and

2. a charge created by Mindscape Bordeaux SA (formerly Atreid Concept SA) in April 1993 over the revenues of the company from two software products to secure obligations under a FRF1,500,000 loan agreement between the company and UFB Locabail dated April 1993.

                             THE ELEVENTH SCHEDULE

                                     PART I

                        FORM OF COMPETITIVE BID REQUEST


To: Samuel Montagu & Co. Limited as Facility Agent for the Banks referred to below,

From:

Attention:               [               ], 199[  ]


Dear Sirs

     We refer to the multicurrency multi-option facility agreement, dated [    ]
August, 1995 (as amended, varied, novated or supplemented from time to time, the "AGREEMENT"), between Pearson plc and Pearson Inc as original borrowers, the Banks as defined therein, yourselves as Facility Agent and others.

Terms defined in the Agreement shall have the same meaning herein. We hereby give you notice pursuant to Clause 8 of the Agreement that we request a competitive bidding under the Agreement, and in that connection set forth below the terms on which such competitive bidding is requested to be made:


     (A)    Utilisation Date
                                                           --------------------
     (B)    Advances/Bills
                                                           --------------------
     (C)    Aggregate amount and currency for which
            Competitive Bids are requested
                                                           --------------------
     (D)    Term/Tenor
                                                           --------------------

                                Yours faithfully

The proceeds of any bids made and accepted in due course should be credited to [insert account details]
                           [       BORROWER        ]



               By:  ___________________________________
               Name:
               Title:

                                    PART II

                     FORM OF INVITATION FOR COMPETITIVE BID


[Name of Bank]
[Address]

Attention: [               ]                     [               ], 199[  ]



Dear Sirs

     Reference is made to the multi-currency multi-option facility agreement,
dated [     ] August, 1995 (as the same may be amended, varied, novated or supplemented from time to time, the "AGREEMENT"), between Pearson plc and Pearson Inc. as original borrowers, the Banks as defined therein, Samuel Montagu & Co. Limited as agent and others.

     Terms defined in the Agreement shall have the same meanings herein.
[Borrower] made a Competitive Bid Request on [        ], pursuant to Clause 8 of
the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. Your Competitive Bid must comply with Clause 8 of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

     (A)     Utilisation Date                             ----------------------

     (B)     Advances/Bills                               ----------------------

     (C)     Aggregate amount and currency for which
             Competitive Bids are requested               ----------------------

     (D)     Term/Tenor                                   ----------------------

                                Yours faithfully


                          Samuel Montagu & Co. Limited
                               as Facility Agent



                    By: ___________________________________
                    Name:
                    Title:

                                    PART III

                            FORM OF COMPETITIVE BID


Samuel Montagu & Co. Limited as Facility Agent for the Banks referred to below



Attention: [                    ]                [               ], 199[  ]


Dear Sirs

     We refer to the multi-currency multi-option facility agreement, dated [
] August, 1995 (as the same may be amended, varied, novated or supplemented from time to time, the "AGREEMENT"), between Pearson plc and Pearson Inc. as original borrowers, the Banks as defined therein, yourselves as Facility Agent and others.

Terms defined in the Agreement shall have the same meanings herein. We hereby make a Competitive Bid pursuant to Clause 8 of the Agreement, in response to the
Competitive Bid Request made by the Borrower on [             ] and in that
connection set forth below the terms on which such competitive Bid is made:


     (A)      Utilisation Date                              -------------------

     (B)      Advances/Bills                                -------------------

     (C)      Principal Amount and currency                 -------------------

     (D)      Competitive Bid Rate                          -------------------

     (E)      Tenor/Term                                    -------------------


     We hereby confirm that we are prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Clause 8 of the Agreement.

                               Yours faithfully,

                                 [NAME OF BANK]



                    By: ___________________________________
                    Name:

                                    PART IV

           FORM OF COMPETITIVE BID - UTILISATION CONFIRMATION LETTER


Samuel Montagu & Co. Limited as Facility Agent for the Banks referred to below


Attention:                                                                [Date]
Dear Sirs

1. We refer to the multi-currency multi-option facility agreement, dated [ ] August, 1995, (as the same may be amended, varied, novated or supplemented from time to time, the "AGREEMENT"), between Pearson plc and Pearson Inc as original borrowers, the Banks as defined therein, yourselves as Facility Agent and others. Terms defined in the Agreement shall have the same meaning when used herein.

2.   In relation to the Competitive Bid Request dated [   ], we hereby give you
notice pursuant to Clause 8.6 of the Agreement that [we wish to proceed with a
Utilisation in respect thereof and the Requested Amount thereof is [   ]] **[we
do not wish to proceed with a Utilisation in respect thereof].

***3. We confirm that, at the date hereof, the representations set out in Clause 22 of the Agreement are true and no Event of Default or Potential Event of Default has occurred which has not been remedied or waived pursuant to Clause 45.

***The proceeds of the Utilisation the subject of this letter should be credited to [insert accounts details].



 .........................
for and on behalf of
[NAME OF BORROWER]

By:

Name:

Title:

-------------------------------------------------------------------------------
*Delete whichever is inapplicable

***Delete if no Utilisation is to be proceeded with

                              THE TWELFTH SCHEDULE

                           FORM OF POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made as a deed the         day of            199   by
[insert na me of company] of [insert registered address of company] (the "COMPANY") for the purposes of Clause 11 of the multi currency multi-option
facility agreement dated [      ], 1995 (the "FACILITY AGREEMENT") made between
Pearson plc[/the Company*] Pearson Inc. [/the Company/*/] [and the
Company/*/], Samuel Montagu & Co. Limited as Facility Agent, the financial institutions defined therein as Banks and others [to which the Company has
become a party pursuant to the borrower accession memorandum dated [        ] a
copy of which is attached hereto/*/].

1. Terms defined in the Facility Agreement have the same meanings when used in this Power of Attorney.

2. The Company hereby appoints Samuel Montagu & Co. Limited to be the true and lawful attorney of the Company, on behalf of and in the name of the Company
     (i) to complete Bills on behalf of the Company by (a) dating such Bills with the issue and maturity dates, (b) inserting the name of the relevant Bank as drawee, (c) inserting the face amount of each Bill in a manner consistent with allocations under Clause 6 of the Facility Agreement and
     (d) signing such Bills and (ii) to deliver the same to Banks for acceptance (Provided that the face amount of each Bill shall not exceed (Pounds)1,000,000) as provided in Clause 11 of the Facility Agreement in accordance with the following provisions of this Power of Attorney.

3. The powers conferred on Samuel Montagu & Co. Limited under paragraph 2 of this Power of Attorney shall be exercisable jointly by any two persons who are for the time being authorised signatories of, and appear in, the Signatures List of Samuel Montagu & Co. Limited.

4.   In exercising those powers, such authorised signatories shall:

           (i) act as the agents of Samuel Montagu & Co. Limited in its capacity as the Company's attorney under this Power of Attorney; and

           (ii) sign on behalf of Samuel Montagu & Co. Limited and the Company as follows:

     "For and on behalf of [               ] by Samuel Montagu & Co. Limited as
     Attorney.



     ........................
     Authorised Signatory"

--------------------------------------------------------------------------------
*Delete as appropriate

5. Any authorised signatory of Samuel Montagu & Co. Limited may make such arrangements as appear to him or her, as the case may be, proper for the Bills drawn and endorsed under this Power of Attorney to be delivered in accordance with the Facility Agreement.

6. Any Bills drawn, endorsed and delivered in accordance with this Power of Attorney shall be binding upon the Company for all purposes and the Company hereby (i) declares that each act, deed, matter and thing which shall be made, executed or done by any Attorney pursuant to its powers hereunder shall be as good, valid and effectual as if the Company had made, executed or done the same and (ii) agrees to ratify any and all acts, deeds, matters and things made, executed or done by or on behalf of Samuel Montagu & Co. Limited in accordance with the terms of this Power of Attorney.

7. The Company hereby agrees to indemnify Samuel Montagu & Co. Limited and each other Attorney in respect of all and any costs, losses and or expenses which it may suffer as a result of the exercise of any of its powers hereunder other than as a result of a breach by any one of them of Clause
     11.3 or Clause 11.5(i) of the Facility Agreement.

8. This Power of Attorney shall remain in full force and effect and may be acted upon until the receipt by Samuel Montagu & Co. Limited of a notice in writing which is signed by a director or the secretary of the Company, is addressed to the Specialised Financing Department of Samuel Montagu & Co. Limited, is left at (not posted to) the offices of Sa muel Montagu & Co. Limited at 10 Lower Thames Street, London EC3R 6AE and expressly revokes this Power of Attorney.

9. Notwithstanding the foregoing such revocation shall not take effect with respect to any Bills in relation to which a Utilisation Request has been made prior to the time of receipt by Samuel Montagu & Co. Limited of the notice of revocation referred to in paragraph 8 above and in relation to which the powers of Samuel Montagu & Co. Limited contained in this Power of Attorney shall remain in full force and effect.

10.  This Power of Attorney shall be governed by English law.

IN WITNESS whereof the Company has executed and delivered this Power of Attorney as a deed on the date first before written.

Executed as a deed  )
                    )
on behalf of        )
[       ]           )

by:

 ........................
director

 ........................
director/secretary

THE ORIGINAL BORROWERS


PEARSON PLC

By:              /s/ D.H. COLVILLE

Address:         3 Burlington Gardens
                 London
                 W1X 1LE

Telephone:       0171 411 2000
Fax:             0171 411 2390/2299
Telex:           8953869


PEARSON INC.

By:              /s/ D.H. COLVILLE

Address:         One Rockefeller Plaza
                 New York
                 NY 10020
                 USA

Telephone:       00 1 212 713 1919
Fax:             00 1 212 247 4616
Telex:           N/A


THE ARRANGERS

MIDLAND BANK PLC

By:              /s/ P.C. BULL

Address:         27-32 Poultry
                 London
                 EC2P 2BX

Telephone:       0171 260 4615
Fax:             0171 260 4800
Telex:           895 4744

UNION BANK OF SWITZERLAND

By:              /s/ K. TRIBLEY

Address:         P O Box 428
                 100 Liverpool Street
                 London
                 EC2M 2RH

Telephone:       0171 901 3333
Fax:             0171 901 3903
Telex:           941 3848/3944 UBS COR G

THE FACILITY AGENT

SAMUEL MONTAGU & CO. LIMITED

By:              /s/ T.D REID

Address:         10 Lower Thames Street
                 London
                 EC3R 6AE

Telephone:       0171 260 9000
Fax:             0171 260 9809
Telex:           919316 SMTPUT G

Attention:       Specialised Financing Support


THE DOLLAR SWING-LINE AGENT

MIDLAND BANK PLC, NEW YORK BRANCH

By:              /s/ MARTIN BROWN

Address:         140 Broadway
                 New York
                 NY 10005
                 USA

Telephone:       00 1 212 658 2738
Fax:             00 1 212 658 2586
Telex:           426423 MID BK

Attention:       Martin Brown

THE STERLING SWING-LINE AGENT

SAMUEL MONTAGU & CO. LIMITED

By:        /s/ T.D. REID

Address:   10 Lower Thames Street
           London
           EC3R 6AE

Telephone: 0171 260 9000
Fax:       0171 260 9809
Telex:     919316 SMTPUT G

Attention: Specialised Financing Support

THE BANKS


MIDLAND BANK PLC

By:        /s/ P.C. BULL

Address:   27-32 Poultry
           London
           EC2P 2BX

Telephone: 0171 260 8000
Fax:       0171 260 4800
Telex:     8954744


UNION BANK OF SWITZERLAND

By:        /s/ K. TRIBLEY

Address:   P O Box 428
           100 Liverpool Street
           London
           EC2M 2RH

Telephone: 0171 901 3333
Fax:       0171 901 3903
Telex:     941 3848/3944 UBS COR G

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:        /s/ ROBERT S. RUSSELL

Address:   Minerva House
           P O Box 7
           Montague Close
           London
           SE1 9DH

Telephone: 0171 378 2121
Fax:       0171 378 2880/2378
Telex:     8812741 Anzbka g
           885043-6 Grndly g


BANQUE NATIONALE DE PARIS, LONDON BRANCH

By:        /s/ N.J. SAINT

Address:   P O Box 781
           8-13 King William Street
           London
           EC4N 7QJ

Telephone: 0171 895 7070
Fax:       0171 929 0310
Telex:     883412 BNPLNX G

BARCLAYS BANK PLC

By:        /s/ C.B. EVANS

Address:   for Credit Matters:   for Administration Matters:
           Murray House          Central Loans Administration
           1 Royal Mint Court    Department (CLAD) UK
           London                5th Floor, St Swithin's House
           EC3N 4HH              St Swithin's Lane
                                 London
                                 EC4N 8AS

Telephone: 0171 488 1144         Telephone: 0171 621 4000
Fax:       0171 696 3048         Facsimile: 0171 621 4583
Telex:     934148 BBSAIO G       Telex:   8950821 BARIBG G

CREDIT LYONNAIS


By:        /s/ CECILE VERROEST

Address:   P O Box 81
           84-94 Queen Victoria Street
           London
           EC4P 4LX

Telephone: 0171 634 8000
Fax:       0171 489 1559/1909
Telex:     885479


DEUTSCHE BANK AG, LONDON

By:        /s/ GARTH M. HARLOW

Address:   6 Bishopsgate
           London
           EC2P 2AT

Telephone: 0171 971 7000
Fax:       0171 971 7455
Telex:     9401 5555

NATIONAL WESTMINSTER BANK PLC


By:        /s/ BERNARD J. SKIVINGTON


Address:   135 Bishopsgate
           London
           EC2M 3UR

Telephone: 0171 334 1000
Fax:       0171 375 5524
Telex:     882121

ROYAL BANK OF CANADA

By:        /s/ C. VIRAG

Address:   71 Queen Victoria Street
           London
           EC4V 4DE

Telephone: 0171 489 1188
Fax:       0171 248 6322
Telex:     929111 RBCCTY


THE SUMITOMO BANK, LIMITED


By:        /s/ K.D. HARBER

Address:   Temple Court
           11 Queen Victoria Street
           London
           EC4N 4TA

Telephone: 0171 786 1000
Fax:       0171 236 0049
Telex:     887667


TORONTO-DOMINION BANK

By:        /s/ H.M. BAKER

Address:   Triton Court
           14/18 Finsbury Square
           London
           EC2A 1DB

Telephone: 0171 920 0272
Fax:       0171 638 0006
Telex:     886142

WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:             T.D. REID

Address:        51 Moorgate
                London
                EC2R 6AE

Telephone:      0171 638 6141
Fax:            0171 374 8546
Telex:          887984/5




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